UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Fortune Brands, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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               520 Lake Cook Road, Deerfield, Illinois 60015

NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

March 8, 2010

Dear Fellow Stockholders:

We are pleased to invite the stockholders of Fortune Brands, Inc. (“Fortune Brands” or the “Company”) to attend the Annual Meeting of Stockholders to be held on Tuesday, April 27, 2010 at 1:30 p.m. (CDT) at The Westin Chicago North Shore, 601 N. Milwaukee Avenue, Wheeling, Illinois. We will consider and vote upon the following matters:

Item 1:	The election of three directors for a one-year term expiring at the 2011 Annual Meeting (see pages 6 to 10 of the Proxy Statement);

Item 2:	The ratification of the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010 (see page 50 of the Proxy Statement);

Item 3:	The approval of amendments to the Company’s Restated Certificate of Incorporation to eliminate supermajority voting requirements (see pages 50 and 51 of the Proxy Statement);

Item 4:	The approval of the Fortune Brands, Inc. 2010 Non-Employee Director Stock Plan (see pages 52 to 54 of the Proxy Statement);

Item 5:	If presented, a stockholder proposal entitled “Special Shareowner Meetings” (see pages 54 to 57 of the Proxy Statement); and

such other business as may properly come before the meeting.

Stockholders of record at the close of business on February 26, 2010, the record date for the meeting, are entitled to vote at the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. You may submit your proxy (1) by mail using a traditional proxy card, (2) by telephone, or (3) through the Internet.

PLEASE CONFIRM YOUR PREFERENCE FOR ELECTONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS. You can expedite delivery of your annual meeting materials and avoid costly mailings by confirming in advance your preferred method of delivery. For further information on how to take advantage of this cost-saving service, please see page 2 of this Proxy Statement.

This Proxy Statement and accompanying proxy are being distributed on or about March 12, 2010.

Bruce A. Carbonari	Mark A. Roche
Chairman of the Board and Chief Executive Officer	Senior Vice President, General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON TUESDAY, APRIL 27, 2010.

The Proxy Statement, Annual Report on Form 10-K, and 2009 Annual Review are available at www.proxyvote.com.

You will need your assigned control number to vote your shares. Your control number can be found on your proxy card or voting instruction form.

The Annual Meeting for stockholders is to be held at 1:30 p.m. (CDT) on Tuesday, April 27, 2010, at:

The Westin Chicago North Shore

601 N. Milwaukee Avenue

Wheeling, Illinois 60090

ITEMS TO BE VOTED ON:

ITEM 1	ELECTION OF DIRECTORS

To elect three directors for a one-year term. The Board of Directors recommends that stockholders vote FOR each of the nominees.

ITEM 2	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To vote to ratify the appointment by the Audit Committee of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

ITEM 3	APPROVAL OF AMENDMENTS TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION

To vote to approve amendments to the Company’s Restated Certificate of Incorporation to eliminate supermajority voting requirements. The Board of Directors recommends that stockholders vote FOR the approval of amendments to the Company’s Restated Certificate of Incorporation.

ITEM 4	APPROVAL OF THE FORTUNE BRANDS, INC. 2010 NON-EMPLOYEE DIRECTOR STOCK PLAN

To vote to approve a stock plan for non-employee directors. The Board of Directors recommends that stockholders vote FOR the approval of the Fortune Brands, Inc. 2010 Non-Employee Director Stock Plan.

ITEM 5	STOCKHOLDER PROPOSAL

If presented, to vote on a stockholder proposal to allow stockholders that own 10% of the Company’s outstanding stock to call special stockholder meetings. The Board of Directors recommends that stockholders vote AGAINST the stockholder proposal.

PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT!

VOTE BY INTERNET

www.proxyvote.com

24 hours a day / 7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement.

Go to the following website:

www.proxyvote.com

Have your proxy card or voting instruction form in hand and follow the instructions.

You can also register to receive all future stockholder communications electronically, instead of in print. This means that the
2009 Annual Review, Form 10-K and Proxy Statement will be delivered to you electronically via e-mail.

VOTE BY TELEPHONE

1-800-690-6903 via touch tone phone

toll-free 24 hours a day / 7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement.

Call toll-free 1-800-690-6903.

Have your proxy card or voting instruction form in hand and follow the instructions.

Whether or not you expect to personally attend the Annual Meeting, we urge you to vote your shares by phone, via the Internet, or by signing, dating and returning the enclosed proxy card. Voting early will ensure the presence of a quorum at the meeting and will save the Company the expense and extra work of additional solicitation. An addressed envelope, postage paid if mailed in the United States, is enclosed if you wish to vote your shares by returning your completed proxy card by mail. Submitting your proxy now will not prevent you from voting at the meeting, as your vote by proxy is revocable at your option.

Voting by the Internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help Fortune Brands reduce postage and proxy tabulation costs.

PLEASE DO NOT RETURN THE ENCLOSED PAPER BALLOT IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

FREQUENTLY ASKED QUESTIONS

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is for stockholders to act upon the matters outlined in the Notice of Annual Meeting and described in this Proxy Statement, including: (1) the election of directors, (2) the ratification of the appointment of our independent registered public accounting firm, (3) the approval of amendments to the Company’s Restated Certificate of Incorporation, (4) the approval of the Fortune Brands, Inc. 2010 Non-Employee Director Stock Plan, and (5) if presented, consideration of a stockholder proposal entitled “Special Shareowner Meetings.” In addition, management will respond to questions from stockholders.

Who is entitled to vote?

Only stockholders who owned the Company’s common stock or $2.67 Convertible Preferred Stock of record at the close of business on February 26, 2010 are entitled to vote. Each holder of common stock is entitled to one vote per share. Each holder of $2.67 Convertible Preferred Stock is entitled to three-tenths (0.3) of one vote per share. The common stock and $2.67 Convertible Preferred Stock are voted together as a single class. There were 151,980,799 shares of common stock and 170,556 shares of $2.67 Convertible Preferred Stock outstanding on February 26, 2010.

What is the difference between being a record holder and holding shares in street name?

A record holder holds shares in his or her own name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf. The majority of stockholders hold their shares in street name.

How do I vote?

If you received a Notice of Internet Availability in the mail, you can either vote by Internet or in person at the Annual Meeting. Record holders that received a copy of this Proxy Statement and accompanying proxy card in the mail can vote by filling out the proxy card and returning it in the postage paid return envelope. Record holders that receive these materials in the mail may also vote in person at the Annual Meeting of Stockholders, by telephone or the Internet. Voting instructions are provided on both the Notice of Internet Availability and the proxy card.

If you hold shares in street name, you must vote by giving instructions to your broker or nominee. You should follow the voting instructions on the form that you receive from your broker or nominee. The availability of telephone and Internet voting will depend on your bank’s or broker’s voting process.

Without your instructions, your broker or nominee is permitted to use its own discretion and vote your shares on certain routine matters (such as Item 2) but is not permitted to use discretion and vote your shares on non-routine matters (such as Items 1, 3, 4 and 5). Prior to 2010, the election of directors was considered a routine matter for which brokers were permitted to vote your shares. Beginning this year, brokers are no longer permitted to vote your shares for the election of directors. Therefore, we urge you to give voting instructions to your broker on all five voting items. Shares that are not permitted to be voted by your broker are called “broker non-votes.” Broker non-votes are not considered votes for or against a proposal and therefore will have no direct impact on any proposal. However, because Item 3 (the proposal to approve amendments to our Restated Certificate of Incorporation) requires the affirmative vote of holders of a majority of our outstanding common stock and $2.67 Convertible Preferred Stock, broker non-votes will have the same effect as votes against the proposal.

How will my proxy be voted?

Your proxy card, when properly signed and returned to us, or processed by telephone or via the Internet, and not revoked, will be voted in accordance with your instructions relating to the election of directors and Items 2, 3, 4 and 5. We are not aware of any other matter that may be properly presented other than the election of directors and Items 2, 3, 4 and 5. If any other matter is properly presented, the persons named in the enclosed proxy card will have discretion to vote in their best judgment.

What if I don’t mark the boxes on my proxy?

Unless you give other instructions on your proxy card, or unless you give other instructions when you cast your vote by telephone or the Internet, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each Item in this Proxy Statement. In summary, the Board recommends a vote

FOR:

•	the election of directors;

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010;

•	the approval of amendments to our Restated Certificate of Incorporation to eliminate supermajority voting requirements;

•	the approval of the Fortune Brands, Inc. 2010 Non-Employee Director Stock Plan; and

AGAINST:

•	the stockholder proposal entitled “Special Shareowner Meetings.”

Can I go to the Annual Meeting if I vote by proxy?

Yes. Attending the meeting does not revoke your proxy.

How can I revoke my proxy?

You may revoke your proxy at any time before it is actually voted by giving written notice to the secretary of the meeting or by delivering a later dated proxy.

Do I have dissenters’ rights?

Under Delaware law, dissenters’ rights are not available to holders of common stock and $2.67 Convertible Preferred Stock in connection with the Items to be acted upon at the Annual Meeting.

Will my vote be public?

As a matter of policy, stockholder proxies, ballots and tabulations that identify individual stockholders are not publicly disclosed, but are available to the independent Inspector of Election, the proxy solicitation firm and certain employees of Fortune Brands, Inc.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of common stock and $2.67 Convertible Preferred Stock entitled to vote will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How many votes are needed to approve an Item?

The nominees for director, in non-contested elections, must receive a majority of the votes cast at the meeting, in person or by proxy, to be elected. Under the Company’s majority vote by-law provision relating to the election of directors, if the number of votes cast “for” a director nominee does not exceed the number of votes cast “against” the director nominee, then the director must tender his or her resignation from the Board promptly after the certification of the stockholder vote. The Board will decide within 90 days of that certification, through a process managed by the Nominating and Corporate Governance Committee and excluding the nominee in question, whether to accept the resignation. The Board’s explanation of its decision will be promptly disclosed in a filing with the Securities and Exchange Commission (the “SEC”).

A proxy card marked to abstain authority for the election of one or more directors will not be voted with respect to the director or directors indicated. The affirmative vote of shares representing a majority in voting power of the common stock and $2.67 Convertible Preferred Stock, voting together as a single class, present in person or represented by proxy at the meeting and entitled to vote is necessary for approval of Items 2, 4, and 5. The affirmative vote of shares representing a majority of the outstanding common stock and $2.67 Convertible Preferred Stock, voting together as a single class, is necessary for approval of Item 3. Proxy cards marked as abstentions on Items 2, 3, 4 and 5 will not be voted and will have the effect of a negative vote.

Please note that brokers are not permitted to vote your shares on Items 1 (the election of directors), 3, 4 and 5. Therefore, it is important that you follow the voting instructions on the form that you receive from your broker.

What if I am a participant in the Fortune Brands Retirement Savings Plan or the Fortune Brands Hourly Employee Retirement Savings Plan?

We are mailing this Proxy Statement and a proxy card to participants in the Fortune Brands Retirement Savings Plan and the Fortune Brands Hourly Employee Retirement Savings Plan (collectively, the “Savings Plans”) who invest in the Fortune Brands Stock Fund under the Savings Plans. The Trustee, as record holder of Fortune Brands’ common stock held in the Savings Plans, will vote whole shares attributable to your interest in the Fortune Brands Stock Fund in accordance with your directions given on the proxy card, by telephone or the Internet. If you invest in the Fortune Brands Stock Fund under the Savings Plans and you sign and return the enclosed proxy card, we will forward it to the Trustee of the Savings Plans. The proxy card will serve as instructions to the Trustee to vote the whole shares attributable to your interest in the manner you indicate on the card.

Item 1

ELECTION OF DIRECTORS

The Board of Directors (the “Board”) consists of 10 members and is currently divided into three classes, each having a three-year term. The terms expire in successive years, with the term of office of directors in Class III expiring at the 2010 Annual Meeting. In 2009, stockholders approved amendments to the Company’s Restated Certificate of Incorporation that provided for the annual election of directors on a phase-out basis beginning in 2010. All directors will be elected annually beginning with the 2012 Annual Meeting of Stockholders. Therefore, the Board proposes that the three nominees described below, each of whom is currently serving as a Class III director, be re-elected to Class I for a new term of one year expiring at the 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Proxies cannot be voted for more than the number of nominees proposed for re-election.

Each of the nominees has consented to be named as a nominee. If any of them should become unavailable to serve as a director (which is not now expected), the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

All nominees and all current Class I and Class II directors were elected by the stockholders.

The Board of Directors believes that it is necessary for each of the Company’s directors to possess many qualities and skills. When searching for new candidates, the Nominating and Corporate Governance Committee (the “Nominating Committee”) considers the evolving needs of the Board and searches for candidates that fill any current or anticipated future gap. The Board of Directors also believes that all directors must possess a considerable amount of business management (such as experience as a chief executive or chief financial officer) and educational experience. The Nominating Committee first considers a candidate’s management experience and then considers issues of judgment, background, stature, conflicts of interest, integrity, ethics and commitment to the goal of maximizing stockholder value when considering director candidates. The Nominating Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Nominating Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating Committee believe that it is essential that the Board members represent diverse viewpoints. In considering candidates for the Board, the Nominating Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.

All our directors bring to our Board a wealth of executive leadership experience derived from their service as executives and, in most cases chief executive officers, of large corporations. They also all bring extensive board experience. The process undertaken by the Nominating Committee in recommending qualified director candidates is described below under “Corporate Governance – Director Nomination Process” (see pages 11 and 12 of this Proxy Statement). Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described in the following paragraphs.

The names of the nominees and current Class I and Class II directors, along with their present positions, their principal occupations and directorships held with other public corporations during the past five years, their ages and the year first elected as a director, are set forth below.

Name	Present positions and offices with the Company, principal occupations during the past five years and other directorships	Age	Year first elected director

NOMINEES FOR DIRECTOR – CLASS III DIRECTORS TO BE RE-ELECTED TO CLASS I – TERM EXPIRING 2011
Anne M. Tatlock	Retired since December 2006; Chairman of the Board and Chief Executive Officer of Fiduciary Trust Company International from June 2000 to December 2006. Vice Chairman of Franklin Resources, Inc. from April 2001 to January 2007. Currently also a director of Franklin Resources, Inc., Merck & Co., Inc., Merck Sharp & Dohme Corp. and Fiduciary Trust Company International.	70	1996

Mrs. Tatlock has extensive knowledge of the capital markets and accounting issues from her experience as Chief Executive Officer of Fiduciary Trust, and is invaluable to our Board’s discussions of the Company’s capital and liquidity needs.

Norman H. Wesley	Retired since October 2008; Chairman of the Board of Fortune Brands, Inc. from January 2008 through September 2008; Chairman of the Board and Chief Executive Officer prior thereto. Currently also a director of Pactiv Corporation and ACCO Brands Corporation. Formerly a director of R.R. Donnelley & Sons Company.	60	1999

Mr. Wesley’s experience as Chief Executive of Fortune Brands gives him unique insights into the Company’s challenges, opportunities and operations.

Peter M. Wilson	Retired since March 2004; Chairman of Gallaher Group Plc prior thereto. Currently also a director of Kesa Electricals plc. Formerly a director of Somerfield plc.	68	1994

Mr. Wilson’s experience as Chief Executive Officer of a UK-based, international consumer goods company provides the board with a global perspective.

The Board of Directors recommends that you vote FOR election of each nominee.

Name	Present positions and offices with the Company, principal occupations during the past five years and other directorships	Age	Year first elected director

CLASS I DIRECTORS – TERM EXPIRING 2011

Richard A. Goldstein	Retired since May 2006; Chairman and Chief Executive Officer of International Flavors & Fragrances Inc. from June 2000 until May 2006. Currently also a director of The Interpublic Group of Companies, Inc. and Fiduciary Trust Company International. Formerly a director of International Flavors & Fragrances Inc.	68	2006

Mr. Goldstein’s background as a lawyer, and his 30 year background in consumer packaged goods and as Chief Executive Officer of a supplier to consumer goods companies, provides a unique perspective to the Board.

Pierre E. Leroy	Retired since February 2005; President, Worldwide Construction & Forestry Division and Worldwide Parts Division of Deere & Company from December 2003 until February 2005. Currently also a director of Capital One Financial Corporation, RSC Holdings, Inc. and Rocore Group. Formerly a director of ACCO Brands Corporation and Nuveen Investments, Inc.	61	2003

Mr. Leroy served as Chief Financial Officer, as well as President, Worldwide Construction & Forestry Division and Worldwide Parts Division of John Deere, which provides the Board with a perspective of someone familiar with all facets of a global enterprise, including direct responsibility for financial and accounting issues.

A.D. David Mackay	President and Chief Executive Officer of Kellogg Company since December 2006; President and Chief Operating Officer from September 2003 to December 2006. Currently also a director of Kellogg Company.	54	2006

Mr. Mackay is currently Chief Executive Officer of one of the world’s premier packaged goods companies, bringing to our Board the perspective of a leader facing the same set of current external economic, social and governance issues.

Name	Present positions and offices with the Company, principal occupations during the past five years and other directorships	Age	Year first elected director

CLASS II DIRECTORS – TERM EXPIRING 2012

Bruce A. Carbonari	Chairman of the Board and Chief Executive Officer of Fortune Brands, Inc. since October 2008; President and Chief Executive Officer from January 2008 to September 2008; President and Chief Operating Officer from January 2007 to December 2007; Chairman and Chief Executive Officer of Fortune Brands Home & Hardware LLC from August 2005 to December 2006 and President and Chief Executive Officer of Fortune Brands Home & Hardware LLC prior thereto. Currently also a director of RPM International, Inc.	54	2007

Mr. Carbonari’s day-to-day leadership as Chief Executive Officer of Fortune Brands provides him with intimate knowledge of our operations.

Ann F. Hackett	Founder and President of Horizon Consulting Group, LLC since 1996. Currently also a director of Capital One Financial Corporation. Formerly a director of Woodhead Industries, Inc.	56	2007

Mrs. Hackett founded a company that provides strategic, organizational and human resource consulting services to boards of directors and senior management teams. She brings to the Board entrepreneurial experience and expertise in strategy and human resources.

David M. Thomas	Retired since March 2006; Executive Chairman of the Board of IMS Health Incorporated from January 2005 through March 2006; Chairman of the Board and Chief Executive Officer prior thereto. Currently also a director of The Interpublic Group of Companies, Inc., SRSsoft and a member of the Fidelity Funds Board of Trustees. Formerly a director of IMS Health Incorporated and The Trizetto Group, Inc.	60	2000

Mr. Thomas’s experience as a Chief Executive Officer and management experience at premier global technology companies helps the Board address the challenges the Company faces due to rapid changes in IT capabilities and communications and global distribution strategies.

Name	Present positions and offices with the Company, principal occupations during the past five years and other directorships	Age	Year first elected director

Ronald V. Waters, III	President and Chief Executive Officer of LoJack Corporation since January 2009; President and Chief Operating Officer from February 2007 until December 2008; Chief Operating Officer of Wm. Wrigley Jr. Company prior thereto. Currently also a director of LoJack Corporation and HNI Corporation. Formerly a director of Sabre Holdings Corporation.	58	2008

Mr. Waters combines experience in two key areas of interest to Fortune Brands, consumer products and security, and as a Chief Executive Officer at a premier technology company.

CORPORATE GOVERNANCE

Corporate Governance Principles

The Board has adopted Corporate Governance Principles, which are available at www.fortunebrands.com/about/policies.cfm. The Principles describe our corporate governance practices and address corporate governance issues such as Board composition and responsibilities, compensation of directors and executive succession planning.

Director Independence

The Company’s Corporate Governance Principles provide that a majority of the members of the Board, and each member of the Audit, Compensation and Stock Option and Nominating and Corporate Governance Committees, must meet certain criteria for independence. Based on the New York Stock Exchange independence requirements, the Corporate Governance Principles set forth certain guidelines to assist the Board in its determination of director independence.

Based on the New York Stock Exchange Listed Company Manual and the Company’s Corporate Governance Principles, Messrs. Goldstein, Leroy, Mackay, Thomas, Waters and Wilson, Mrs. Hackett and Mrs. Tatlock were affirmatively determined by the Board to be independent. Due to Mr. Wesley’s prior employment with the Company, he is not considered independent. When determining each director’s independence, the Board considered charitable contributions made by the Company to organizations with which each director is affiliated. All such charitable relationships were deemed immaterial.

Also, none of the non-employee directors has any relationship with the Company other than being a director and stockholder, or any transaction or arrangement that interferes with each director’s independence, except for Mr. Wesley by virtue of his prior employment with the Company.

Policies with Respect to Transactions with Related Persons

The Nominating and Corporate Governance Committee and the Board have adopted a Code of Business Conduct and Ethics which sets forth various policies and procedures intended to promote the ethical behavior of all of the Company’s employees, officers and directors. The Code of Business Conduct and Ethics describes the Company’s policy on conflicts of interest. The Board has also established a Compliance Committee which is responsible for monitoring compliance with the Code of Conduct. The Compliance Committee periodically reports on the Company’s compliance efforts to the Audit Committee and to the Board.

The Board has also established a Conflicts of Interest Committee which distributes a Conflicts of Interest Policy to all of the Company’s employees, officers and directors. The Conflicts of Interest Policy describes the types of relationships that may constitute a conflict of interest with the Company. All employees, officers and directors are required to periodically complete a questionnaire about potential conflicts of interest and certify compliance with the Company’s policy. The Conflicts of Interest Committee reviews potential conflicts of interest and reports its findings to the Audit Committee.

The executive officers and the Board are also required to complete a questionnaire on an annual basis which requires them to disclose any related person transactions and potential conflicts of interest. The General Counsel reviews the responses to the questionnaires and, if a transaction is reported by an independent director or executive officer, the questionnaire is submitted to the Chairperson of the Audit Committee for review. If necessary, the Audit Committee will determine whether the relationship is material and will have any effect on the director’s independence. After making such determination, the Audit Committee will report its recommendation on whether the transaction should be approved or ratified by the entire Board.

Certain Relationships and Related Transactions

During 2009, the Company did not participate in any transactions in which any of the director nominees, Class I and II directors, executive officers, any beneficial owner of more than 5% of the Company’s common stock, nor any of their immediate family members, had a direct or indirect material interest.

Director Nomination Process

The Nominating Committee is responsible for, among other things, screening potential director candidates and recommending qualified candidates to the Board for nomination.

When identifying and evaluating candidates, the Nominating Committee first determines whether there are any evolving needs of the Board that require an expert in a particular field. The Nominating Committee may retain a third-party search firm to assist the Committee in locating qualified candidates that meet the needs of the Board at that time. The search firm provides information on a number of candidates, which the Nominating Committee discusses. The Nominating Committee chair and some or all of the members of the Nominating Committee, as well as the Lead Director (see page 13 of this Proxy Statement for description of the Lead Director’s duties) and the Chief Executive Officer, will interview potential candidates that the Nominating Committee deems appropriate. If the Nominating Committee determines that a potential candidate meets the needs of the Board, has the qualifications, and meets the independence standards required by the New York Stock Exchange and as set forth in the Company’s Corporate Governance Principles, it will recommend the nomination of the candidate to the Board.

It is the Nominating Committee’s policy to consider director candidates recommended by stockholders, if such recommendations are properly submitted to the Company. Stockholders wishing to recommend persons for consideration by the

Nominating Committee as nominees for election to the Board can do so by writing to the Secretary of Fortune Brands, Inc. at 520 Lake Cook Road, Deerfield, Illinois 60015. Recommendations must include the proposed nominee’s name, biographical data and qualifications, as well as a written statement from the proposed nominee consenting to be named and, if nominated and elected, to serve as a director. Recommendations must also follow the Company’s procedures for nomination of directors by stockholders (see pages 61 and 62 of this Proxy Statement) as provided in our Restated Certificate of Incorporation and By-laws. The Nominating Committee will consider the candidate and the candidate’s qualifications in the same manner in which it evaluates nominees identified by the Nominating Committee. The Nominating Committee may contact the stockholder making the nomination to discuss the qualifications of the candidate and the stockholder’s reasons for making the nomination. The Nominating Committee may then interview the candidate if it deems the candidate to be appropriate. The Nominating Committee may use the services of a third-party search firm to provide additional information about the candidate prior to making a recommendation to the Board.

The Nominating Committee’s nomination process is designed to ensure that the Nominating Committee fulfills its responsibility to recommend candidates that are properly qualified to serve the Company for the benefit of all of its stockholders, consistent with the standards established by the Nominating Committee under the Company’s Corporate Governance Principles.

Communication with the Board

The Board and management encourage communication from the Company’s stockholders. Stockholders who wish to communicate with the Company’s management should direct their communication to the Chairman of the Board and Chief Executive Officer or the Secretary, 520 Lake Cook Road, Deerfield, Illinois 60015. Stockholders, or other interested parties, who wish to communicate with the non-management directors or any individual director should direct their communication c/o the Secretary at the address above. The Secretary will forward communications intended for the Board to the Lead Director, or, if intended for an individual director, to that director. If multiple communications are received on a similar topic, the Secretary may, in his discretion, forward only representative correspondence. Any communications that are abusive, in bad taste or present safety or security concerns may be handled differently.

Board Leadership Structure

The Board believes that the Company’s Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the company and industry, while the Chief Executive Officer brings company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer, together with an independent Lead Director having the duties described below, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

Lead Director

David M. Thomas, an independent director who serves as Chairman of the Audit Committee, was selected by the Board to serve as the Lead Director for all meetings of the non-management directors held in executive session. The Lead Director has the responsibility of presiding at all executive sessions of the Board, consulting with the Chairman and Chief Executive Officer on Board and committee meeting agendas, acting as a liaison between management and the non-management directors, including maintaining frequent contact with the Chairman and Chief Executive and advising him or her on the efficiency of the board meetings, facilitating teamwork and communication between the non-management directors and management, as well as additional responsibilities that are more fully described in the Company’s Corporate Governance Principles.

Executive Sessions

Pursuant to the Company’s Corporate Governance Principles, non-management directors of the Board are required to meet on a regularly scheduled basis without the presence of management. The Lead Director chairs these sessions.

Meeting Attendance

Last year there were five meetings of the Board. Each director attended at least 75% of the total meetings of the Board and committees of the Board of which the director was a member. In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the Chairman and Chief Executive Officer and others regarding matters of interest and concern to the Company.

The Company does not have a formal policy requiring members of the Board to attend the Annual Meeting, although all directors are strongly encouraged to attend. Nine of the ten directors were present at the 2009 Annual Meeting of Stockholders.

Risk Management

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation and Stock Option Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. The Corporate Responsibility Committee oversees management of risks associated with environmental, health and safety. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Board Committees

The Board has established an Executive Committee, an Audit Committee, a Compensation and Stock Option Committee, a Nominating and Corporate Governance Committee and a Corporate Responsibility Committee. The Audit, Compensation and Stock Option, and Nominating and Corporate Governance Committees are composed entirely of independent directors, as defined under the New York Stock Exchange Listed Company Manual and the Company’s Corporate Governance Principles. The charters of each committee are available on the Company’s website at www.fortunebrands.com/about/board.cfm.

A list of current Committee memberships may be found on the Company’s website at www.fortunebrands.com/about/board.cfm. The Committee memberships as of the date of this Proxy Statement are set forth below:

Name	Audit	Compensation and Stock Option	Corporate Responsibility	Executive	Nominating and Corporate Governance
Bruce A. Carbonari				C
Richard A. Goldstein		X			C
Ann F. Hackett		X			X
C. Clarkson Hine*			X
Pierre E. Leroy	X	X
A. D. David Mackay	X				X
Anne M. Tatlock		C	X	X
David M. Thomas	C			X	X
Ronald V. Waters, III	X		X
Norman H. Wesley			X	X
Peter M. Wilson		X	C	X

*	Mr. Hine serves as Vice President – Corporate Communications and Public Affairs of the Company. He is not a director of the Company.
An “X” indicates membership on the committee.
A “C” indicates that the director serves as the chair of the committee.

Audit Committee

The Audit Committee held seven meetings in 2009. The Audit Committee also held three teleconferences to review and discuss earnings announcements. The Audit Committee’s primary functions are to:

•

Select, retain (subject to stockholder ratification), evaluate and terminate when appropriate, a firm of independent auditors to audit our financial statements and approve the scope of the firm’s audit;

•	Review reports and recommendations of our independent auditors;

•	Review the scope of all internal audits and related reports and recommendations;

•	Pre-approve all audit and non-audit services provided by our independent registered public accountants;

•	Monitor the integrity of the Company’s financial statements;

•	Monitor compliance with financial reporting requirements;

•	Monitor the independence and performance of our independent auditors, including the lead partner, and the performance of our internal auditors;

•	Discuss the Company’s financial statements and its quarterly and annual reports to be filed with the SEC with management and the independent auditors;

•	Review the Company’s policies regarding risk assessment and risk management;

•	Review the Company’s compliance programs;

•	Review and approve related person transactions and conflicts of interest involving directors, executive officers and first-tier (segment level) operating company chief executive officers;

•	Establish procedures for receiving and responding to concerns regarding accounting and auditing matters; and

•

Review and approve a report (to be included in the Proxy Statement) disclosing whether the Committee has recommended to the Board that the audited financial statements be included in the Company’s Form 10-K.

Each member of the Audit Committee, as of the date of this Proxy Statement (Messrs. Leroy, Mackay, Thomas and Waters), is financially literate, has accounting or financial management expertise and is an audit committee financial expert as defined in Item 407(d)(5)(ii) and (iii) of Regulation S-K under the Securities Exchange Act of 1934 (the “Exchange Act”). Each Audit Committee member has also been determined by our Board to be independent as such term is defined in Item 407(a) of Regulation S-K under the Exchange Act, Rule 10A-3 under the Exchange Act, the New York Stock Exchange Listed Company Manual and the Company’s Corporate Governance Principles.

Corporate Responsibility Committee

The Corporate Responsibility Committee held four meetings in 2009. The Corporate Responsibility Committee’s primary functions are to review and recommend to the Board policies on the Company’s responsibilities to its employees and the community, such as employee health and safety, diversity and equal opportunity, philanthropic activities, global citizenship and sustainability and the effect of Company operations on the environment.

Compensation and Stock Option Committee

The Compensation and Stock Option Committee (the “Compensation Committee”) held six meetings in 2009. The Compensation Committee’s primary functions are to:

•	Administer our Long-Term Incentive Plans;

•	Designate key employees who may be granted stock options, performance awards and other stock-based awards, and determine the number of shares that are granted to such key employees;

•	Review and approve compensation and goals for the Chief Executive Officer and evaluate his or her performance, in consultation with the Company’s non-employee directors;

•	Set compensation (including incentive compensation) for our officers who hold the office of Vice President or a more senior office and for the chief executive officers of our operating subsidiaries;

•	Administer grantor trusts or similar arrangements for paying, funding or securing the payment of any nonqualified benefits for those senior officers;

•	Retain any compensation consultants to assist in the evaluation of senior executive compensation and benefits;

•	Oversee management’s administration of supplemental retirement and other benefit arrangements, compensation agreements and severance agreements for executive officers;

•	Oversee and monitor management’s administration of perquisites; and

•	Review and approve the Compensation Discussion & Analysis and Compensation Committee Report to be included in the Proxy Statement.

Compensation Committee Procedures

The Compensation Committee directs management to prepare financial data used by the Compensation Committee in determining executive compensation. In addition, members of the Company’s human resources department assist in the preparation of executive compensation tally sheets and historical information on compensation paid to executives. The Compensation Committee is presented with recommendations from management as to the level and type of compensation to provide to officers who hold the office of Vice President or a more senior office and for the chief executives of our operating companies. Members of the Company’s legal department provide the Compensation Committee with general advice on laws applicable to executive compensation and the directors’ fiduciary duties in setting compensation.

The Chief Executive Officer attends meetings of the Compensation Committee. The Chief Executive Officer’s feedback about each officer’s performance is essential in the Compensation Committee’s determination of the officer’s salary and target incentive compensation determinations. See pages 22 through 32 of this Proxy Statement for more information about how the Compensation Committee determines the executive officers’ compensation.

Compensation Committee Consultant

The Compensation Committee directly retains a nationally recognized firm, Hewitt Associates, as its outside compensation consultant, to provide advice and recommendations on the amount and form of executive compensation. The consultant regularly meets with the Compensation Committee and is included during executive sessions without the presence of management. In 2009, the outside consultant attended five out of six Compensation Committee meetings. Hewitt Associates is separately retained by the Company for pension plan and other employee benefits administration and consulting.

The outside compensation consultant assists the Compensation Committee by:

(i)	making recommendations regarding executive compensation (including amounts and form of compensation) consistent with the Company’s business needs, pay philosophy, market trends and latest legal and regulatory considerations;

(ii)	providing market data (including compiling the Survey Group and related performance data) as background to decisions regarding Chief Executive Officer and senior management base salary, bonus and long-term incentives;

(iii)	advising the Compensation Committee as to best practices for effectively structuring executive pay arrangements while representing stockholders’ interests; and

(iv)	summarizing alternative proposals that may have been considered in formulating final recommendations, the nature of discussions leading to a final proposal and the consultant’s rationale for supporting or opposing management’s proposal.

In conducting its assignment, the outside consultant may contact the Company’s management, including the Chairman of the Board and Chief Executive Officer as well as the Vice President – Human Resources and the Executive Director, Compensation and Benefits, to carry out its assignment. However, the compensation consultant reports directly to the Compensation Committee.

Fees of the Compensation Committee Consultant

The aggregate fees billed by Hewitt Associates for 2009 were:

$115,000 for consulting on executive compensation to the Compensation Committee;

$10,000 for consulting on director compensation to the Nominating Committee; and

$3,300,000 for other services provided to Fortune Brands, including pension actuarial services, employee benefit plan administration and accounting services, survey database access and employee benefit consulting services.

Approval of Compensation Consultant Services

The Compensation Committee directly retained Hewitt Associates as its compensation consultant. In 2007, the Company’s Vice President – Human Resources screened and recommended several firms, including Hewitt Associates, to serve as the compensation consultant to the Compensation Committee. The Compensation Committee interviewed three firms and determined that it would engage Hewitt. The Committee also approved the fee schedule for executive compensation consulting fees. The Committee did not approve director compensation consulting fees as these items were reviewed by the Nominating Committee. The Committee did not review or approve the other services provided by Hewitt Associates to the Company, as those services were approved by management in the normal course of business.

Compensation Committee Interlocks and Insider Participation

No person who served as a member of our Board’s Compensation Committee during the last fiscal year (that is, Messrs. Goldstein, Leroy and Wilson, Mrs. Hackett and Mrs. Tatlock) has (i) served as one of our officers or employees; or (ii) any relationship requiring disclosure under Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended. None of our executive officers serve as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of our Company’s Board or our Company’s Compensation Committee.

Executive Committee

The Executive Committee held three meetings in 2009. The Executive Committee has all the authority of the full Board, except for specific powers that are required by law to be exercised by the full Board. The Executive Committee may not amend the Certificate of Incorporation, adopt an agreement of merger, recommend actions for stockholder approval, amend the by-laws, elect, appoint or remove an officer or director, amend or repeal any resolutions of the Board, fix the Board’s compensation, and unless expressly authorized by the Board, declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating Committee”) met four times in 2009. The Nominating Committee’s primary functions are to:

•	Identify, recruit and screen potential director nominees and recommend such nominees for election as members of the Board;

•	Review criteria and policies relating to director independence, service and tenure;

•	Recommend directors for membership on the Audit, Compensation and Stock Option, Corporate Responsibility and Nominating and Corporate Governance Committees, including their Chairpersons;

•	Recommend directors and executive officers for membership on other committees established by the Board;

•	Recommend compensation arrangements (including the level and composition of such compensation) for non-employee directors;

•	Develop and recommend a set of corporate governance principles designed to foster an effective corporate governance environment;

•	Administer non-employee director equity compensation plans;

•	Review the charters of Board committees; and

•	Manage the performance review process of the Board, its committees and the Chief Executive Officer.

Other Corporate Governance Resources

The charters of each committee, the Company’s Corporate Governance Principles, the Company’s Code of Business Conduct and Ethics and the Company’s Code of Ethics for the CEO and Senior Financial Officers are available on the Company’s website (www.fortunebrands.com/about/policies.cfm).

2009 Director Compensation

Name*(a)	Fees Earned or Paid in Cash ($)(c)	Stock Awards ($)(1)(d)	Option Awards ($)(2)(e)	Non-Equity Incentive Plan Compensation ($)(f)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)(5)(g)	Total ($)
Richard A. Goldstein	95,000	116,280	n/a	n/a	n/a	6,875	218,155
Ann F. Hackett	80,000	116,280	n/a	n/a	n/a	373	196,653
Pierre E. Leroy	87,500	116,280	n/a	n/a	n/a	1,036	204,816
A.D. David Mackay	87,500	116,280	n/a	n/a	n/a	373	204,153
Anne M. Tatlock	95,000	116,280	n/a	n/a	0	1,875	213,155
David M. Thomas	122,500	116,280	n/a	n/a	n/a	5,624	244,404
Ronald V. Waters, III	87,500	116,280	n/a	n/a	n/a	5,624	209,404
Norman H. Wesley	80,000	116,280	n/a	n/a	n/a	5,059	201,339
Peter M. Wilson	95,000	116,280	n/a	n/a	n/a	1,875	213,155

*	Although Mr. Carbonari serves as a member of the Board, he does not receive any additional compensation for such service.

(1)	The amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The grant date fair value was $38.76 per share. See “Certain Information Regarding Security Holdings” on pages 58 and 59 of this Proxy Statement for the number of shares of stock held by each current director as of March 4, 2010.

Ms. Hackett elected to defer receipt of these shares until the January following the calendar year in which she no longer serves as a director of the Company.

(2)	The aggregate number of outstanding stock options held by the non-employee directors was 111,082 as of December 31, 2009. See “Certain Information Regarding Security Holdings” on pages 58 and 59 of this Proxy Statement for the number of stock options held by each current director as of March 4, 2010.

(3)	Under the retirement program for non-employee directors, directors elected prior to 1997 will receive an annual retirement benefit equal to the director’s fee at the time of retirement multiplied by the director’s years of service up to 1997, the year in which the accrual of years of service under the Plan was frozen. The retirement benefit is payable beginning in the year in which the director retires or attains age 65, whichever occurs later. Only Mrs. Tatlock is eligible to receive this benefit.

(4)	Directors traveling on Company business are covered by our business travel accident insurance policy which generally covers all Company employees and directors. We also pay the cost of group life insurance coverage for non-employee directors.

(5)	All directors are covered under our matching gift program. Under this program, the Company makes a 100% match of gifts totaling up to $5,000 annually by the director to an eligible charitable institution.

Under our charitable award program, the Company will make contributions of up to $500,000 to a charitable, educational or other qualified organization designated by each eligible non-employee director elected prior to December 9, 2003, the date on which the program was frozen. The contributions are made to the designated organization(s) on behalf of the director after the death of the director. Only Messrs. Leroy and Thomas and Mrs. Tatlock are eligible to participate in this program.

Summary of Director Compensation

The annual fee for services as a non-employee director of the Company was $80,000 during 2009. In addition, members of the Audit Committee (Messrs. Leroy, Mackay, Thomas and Waters) received an additional $7,500 for their service on that Committee. Also during 2009, the chairperson of each of the Audit, Compensation and Stock Option, Corporate Responsibility and Nominating and Corporate Governance Committees were entitled to receive an additional fee of $15,000 for such service (Messrs. Goldstein, Thomas and Wilson and Mrs. Tatlock). Mr. Thomas received $20,000 for his service as Lead Director.

In April 2009, the Nominating Committee evaluated director compensation and determined that the annual stock grant should be based on a set dollar value rather than a set number of shares. The Committee also determined that the number of shares granted would be determined by dividing the fair market value of the Company’s common stock on the grant date into the annual dollar value, rounded to the nearest 100 shares. The Nominating Committee set the dollar value at $115,000 per year. In 2009, each non-employee director was awarded 3,000 shares of our common stock under the 2005 Non-Employee Director Stock Plan (Ms. Hackett deferred receipt of these shares). The 2005 Non-Employee Director Stock Plan expired on December 31, 2009; therefore, a substantially similar plan is being recommended to stockholders for approval under Item 3 (see pages 50 and 51 of this Proxy Statement).

2002 Non-Employee Director Stock Option Plan. The 2002 Non-Employee Director Stock Option Plan expired on December 31, 2006. Stock options have not been granted to non-employee directors since 2005; however, some of the non-employee directors continue to hold outstanding stock options granted under this Plan (see footnote 3 to the 2009 Director Compensation chart above). Under the terms of the Plan and prior to its expiration, each non-employee director who was first elected to the Board after April 30, 1997 was eligible to receive an annual grant of nonqualified stock options to purchase shares of our common stock under our stockholder-approved 2002 Non-Employee Director Stock Option Plan. The terms of the options granted under this plan are:

(i)	the option price per share is not less than fair market value at the time the option was granted;

(ii)	the option does not become exercisable until the holder has been a director for at least one year after the date of grant (except in the case of death or a change in control of the Company) and may generally be exercised for ten years from the date of grant;

(iii)	if the holder ceases to be a director by reason of death, disability or retirement after five or more years of service, the option will continue to be exercisable until the expiration date set forth in the option agreement, provided that an option may be exercised within one year from the date of death even though beyond the expiration date;

(iv)	if the holder ceases to be a director for any other reason, the option shall terminate and cease to be exercisable 30 days after cessation of service, except in the event of a change in control of the Company; and

(v)	each option has a limited right that, in the event of a change in control of the Company, is exercised automatically unless the Nominating Committee determines that the limited right is exercisable at some other time. This limited right entitles the holder of the option to receive cash equal to the number of shares subject to the option multiplied by the difference between the exercise price per share and the greater of:

(a)	the highest price per share paid for shares of our common stock acquired in the change in control; and

(b)	the highest market value of shares of our common stock during the 60-day period beginning on the date of the change in control.

The option will be canceled to the extent of the exercise of the limited right.

Stock Ownership of Board Members

For information on the beneficial ownership of securities of the Company by directors and executive officers, see “Certain Information Regarding Security Holdings” on pages 58 and 59.

Compensation and Stock Option Committee Report

The Compensation and Stock Option Committee (the “Compensation Committee”) has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and the Company’s Proxy Statement.

Compensation and Stock Option Committee

Anne M. Tatlock, Chairwoman

Richard A. Goldstein

Ann F. Hackett

Pierre E. Leroy

Peter M. Wilson

The Report of the Compensation and Stock Option Committee set forth in this Proxy Statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, it shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

COMPENSATION DISCUSSION AND ANALYSIS

The Company’s executive compensation program is designed to attract, motivate and retain talented executives enabling the Company to produce superior results and maximize return to stockholders. Our pay-for-performance philosophy focuses executives’ efforts on delivering short-term and long-term financial successes for our stockholders without encouraging excessive risk taking. The Compensation Committee, which consists entirely of independent Board members, controls the executive compensation program for the named executive officers, as well as for Company Vice Presidents and more senior officers and the chief executive officers of the Company’s three business segments.

Executive Compensation Objectives

The Company’s executive compensation objectives are to:

•	pay for performance without excessive risk;
•	attract, retain and motivate superior executives;
•	pay competitive levels of salary and total compensation; and
•	align the interests of management with the interests of stockholders.

Elements of Fortune Brands’ Compensation Program

The Company’s executive compensation program consists of the following:

•	base salary;
•	annual incentive bonuses;
•	long-term incentives;
•	health and related benefits;
•	retirement benefits;
•	other post-employment benefits;
•	severance; and
•	limited perquisites.

The Compensation Committee allocates compensation among these elements to provide the appropriate mix of:

•	short-term incentives and long-term incentives;
•	cash compensation and equity compensation; and
•	current compensation and retirement and other benefits.

Total direct compensation for executives, which consists of base salary, annual incentive bonuses and long-term incentives, is targeted to be in the 50th to 75th percentile of the Survey Group (described on page 24), although actual compensation can be above or below the targeted range due to Company performance, the price of the Company’s common stock and individual considerations described below. One or more compensation elements (base salary, short-term or long-term compensation) could be above the 75th or below the 50th percentile. If any element were dramatically outside of that range, that element or other elements would likely be adjusted accordingly. Long-term incentive compensation makes up approximately one-half to two-thirds of total compensation. The emphasis on long-term incentives is designed to motivate management to generate successful results for the Company over the long term. These incentives are awarded in equity to create ownership and align the interests of management with the interests of stockholders.

Although objective factors, such as Company performance and competitive market data, are the primary factors used by the Compensation Committee when it sets compensation levels, more subjective individual considerations also influence compensation decisions. For example, the Compensation Committee will take into account individual job performance, incumbent experience, retention concerns, and an executive’s ability to impact future results for the Company. For each named executive officer other than the Chief Executive Officer, the Compensation Committee receives information on such individual considerations from the Chief Executive Officer. The Chief Executive Officer discusses his evaluation of the named executive officers (other than himself) with the Compensation Committee and recommends compensation levels for such officers. In preparing that recommendation, the Chief Executive Officer assesses the performance of each named executive officer based upon his day-to-day interactions with such persons throughout the year. The Chief Executive Officer discusses any retention concerns at this time as well. The Compensation Committee takes the Chief Executive Officer’s recommendations into account, along with competitive market data and Company performance, when setting compensation levels.

Chief Executive Officer’s Compensation

The Compensation Committee meets in executive session to determine the Chief Executive Officer’s total compensation. The Compensation Committee reviews the Chief Executive Officer’s performance assessment, as determined by the entire Board, along with competitive data supplied by the Compensation Committee’s outside consultant, in setting the Chief Executive Officer’s compensation. The Compensation Committee then reviews with the entire Board, in executive session, the compensation of the Chief Executive Officer. The Chief Executive Officer’s goals are discussed by the entire Board, in executive session, and target areas such as operating and financial performance, portfolio strategy, social responsibility measures and succession planning.

As with other named executive officers, the Committee’s goal for the compensation of its Chief Executive Officer is to be in the 50th to 75th percentile of the Survey Group (defined below). Mr. Carbonari’s 2009 total direct compensation was targeted at about the 50th percentile of chief executive officers in the Survey Group. Mr. Carbonari’s actual compensation in 2009 is dependent upon achieving performance targets associated with his long-term incentive awards which may not be realized until 2012, if at all. Mr. Carbonari did not receive a salary increase in 2009.

The disparities in Mr. Carbonari’s compensation as compared to that of the other named executive officers exist because his responsibilities and ability to impact the future of the Company are greater. Additionally, in the general marketplace for executive talent, chief executive officers are compensated more than other named executive officers.

In February 2008, due to Mr. Carbonari’s promotion to President and Chief Executive Officer, the Compensation Committee granted him 200,000 stock options. The options will vest and become exercisable, subject to Mr. Carbonari’s continued employment, in three equal annual installments beginning in 2011 and ending in 2013.

In July 2009, the Compensation Committee granted Mr. Carbonari a $2 million award to be earned over a two-year period, half to be paid in stock, half in cash, subject to continued employment and achievement of performance goals. This award was made in recognition of his superior performance and leadership in an extremely difficult economy and as a retention device. The July 2009 award will vest 50% on August 1, 2010 and 50% on August 1, 2011, subject to continued employment, achievement of a six-month earnings per share (EPS) performance goal and consideration of additional performance measures as determined by the Compensation Committee. Payment of the award will follow the vesting dates. The six-month performance goal for this award was $.75 of earnings per share in the July to December 2009 period, which was achieved. While the Compensation Committee did not set specific performance goals under the award, it did retain discretion to assess Mr. Carbonari’s performance in areas such as market share, total shareholder return and operational goals and to decide to pay Mr. Carbonari nothing or less than the full value of the award.

Use of Tally Sheet

During 2009, the Compensation Committee used tally sheets containing the information in the tables on pages 33, 39, 41 and 44 of this Proxy Statement (in different format) to assist in analyzing named executive officers’ total compensation and various elements of their compensation, as well as potential accumulated wealth under the Company’s equity programs. This assessment also included a review of compensation payable in connection with a separation of employment under various separation scenarios, such as voluntary or involuntary separation and separation following a change in control. The Compensation Committee used the tally sheets to assist in their evaluation of total compensation and the mix of elements.

Survey Group

The Compensation Committee compares the Company’s executive compensation program to programs maintained by a group of consumer products companies (the “Survey Group”). The Survey Group consists of 25 consumer products companies with median 2008 revenue of $9.6 billion. The companies in the Survey Group are either primary competitors of the Company or are premier consumer products companies. In either case, we believe we compete with these companies for talented executives. The Survey Group consists of:

3M Company	Kohler Co.
Alberto-Culver Company	Kraft Foods Inc.
Anheuser-Busch Companies, Inc.	Masco Corporation
Black & Decker Corporation	Molson Coors Brewing Company
Brunswick Corporation	Newell Rubbermaid Inc.
Campbell Soup Company	Nike, Inc.
Colgate-Palmolive Company	S.C. Johnson & Sons, Inc.
Diageo plc	Sara Lee Corporation
Emerson Electric Co.	The Sherwin-Williams Company
General Mills, Inc.	The Stanley Works
Hershey Foods Company	Unilever NV
Illinois Tool Works Inc.	Whirlpool Corporation
Kellogg Company

Base Salary

The Compensation Committee sets base salaries annually. When determining base salary levels for the Chief Executive Officer and other named executive officers, the Compensation Committee evaluates base salary levels of similar positions in the Survey Group. Base salaries recognize and reward individual skills and experience as well as sustained job performance. The Compensation Committee generally sets base salaries to between the 50th to 75 th percentiles of the Survey Group; however, salaries may fall outside of this range under certain circumstances, such as exceptional individual performance, long tenure with the Company, or retention concerns. In 2009, base salaries for the named executive officers ranged from under the 50th to over the 75th percentile of comparable positions in the Survey Group. For 2009, the named executive officers received no salary increase from 2008 as a cost-saving measure in response to the difficult economy, with the exception of Mr. Klein due to his promotion and assignment of increased responsibilities. For 2010, the Compensation Committee reverted to its normal practice of granting annual merit increases in salaries for the named executives, which ranged between 3% and 4% (excluding Mr. Klein whose increase was 28% due to his promotion and assignment of increased responsibilities).

Annual Incentive Bonuses

The Company’s Annual Executive Incentive Compensation Plan is a cash-based, pay-for-performance annual incentive plan. It was approved by stockholders in 2007 and is generally designed to satisfy Internal Revenue Code requirements for “performance-based compensation.” The plan covers Vice Presidents and more senior officers. The annual incentive plan rewards company performance that meets or exceeds earnings per share targets set by the Compensation Committee at the beginning of each performance period. The earnings per share targets, and the results are adjusted to reflect the impact of significant transactions, accounting changes and certain non-recurring events.

For 2009, the Compensation Committee divided the earnings per share target into two six-month periods (January to June and July to December) due to the extraordinary difficulty in setting accurate goals for an entire year in uncertain economic times, particularly in the housing market. The goals were set with these two six-month periods only for 2009; in 2010, the Compensation Committee will revert to its normal practice of setting one annual goal at the beginning of the performance period. For the first six months of 2009, the earnings per share target was $0.90 (with a maximum payout if earnings per share was $1.12). For the second six months of 2009, the earnings per share target was $1.15 (with a maximum payout if earnings per share was $1.44). The Compensation Committee’s determination of target earnings per share was based on the current and anticipated conditions of the markets in which the Company does business. The Company’s actual adjusted performance against the EPS targets was $2.34 (the target was $2.32 for the full year).

As in prior years, specific performance targets in 2009 for earnings per share (before charges/gains) were rigorous and set sufficiently high to require superior performance. Reflecting the rigor of these targets, the maximum bonus payout was reached just once in the past ten years.

The Company believes that earnings per share is an appropriate measure for annual incentive bonuses because it provides the executives with an incentive to achieve favorable current results, while also producing long-term growth for the Company. Actual earnings per share targets are derived from operating income growth goals for each of the Company’s operating segments. In setting operating segment income growth goals, the Company considers the historical performance of competitors in each industry in which the Company does business as well as current and anticipated market conditions.

To determine annual bonus amounts, the Compensation Committee first sets a target level of bonus as a percentage of salary for each of the named executive officers. Target levels were set in the following amounts for 2010: Mr. Carbonari 130%;

Mr. Omtvedt 75%; Mr. Roche 60%; Mr. Koley 60% and Mr. Hausberg 50%. The more responsibility and the greater the scope of an executive’s position, the higher the target bonus percentage will be. The Compensation Committee chose the target bonus levels because they are competitive with the Survey Group and therefore support our executive compensation objective of offering competitive compensation. Actual bonus payments can range from 0-200% of the target amount, based on earnings per share performance.

In almost all cases, bonuses are determined based solely on earnings per share growth; however, the Compensation Committee does have the discretion to adjust annual incentive bonuses up or down based on an executive’s individual performance. The Compensation Committee did not exercise its discretion to adjust annual incentive bonuses for any named executive officers in 2009. There are no individual performance goals under the annual incentive plan.

Due to Mr. Klein’s promotion to President of the Company’s Home & Hardware business in 2009, Mr. Klein received a pro-rated annual incentive award under the Company’s Annual Executive Incentive Plan for 2009. He also received a pro-rated annual incentive award under the Fortune Brands Home & Hardware annual incentive plan for 2009. The Fortune Brands Home & Hardware annual incentive plan is similar to the Fortune Brands Annual Executive Incentive Plan except that target bonus awards are based on the weighted average of each home and hardware company’s operating income (OI) and working capital efficiency (WCE) rather than EPS. In 2009, the specific targets for 2009 OI and WCE were rigorous and set sufficiently high to require superior performance. For 2010, the Compensation Committee set a target level of 75% of Mr. Klein’s salary.

Long-Term Performance Incentives: Stock Options, Performance Share Awards and Restricted Stock Units

The Company designed its Long-Term Incentive Plan, which was approved by stockholders, to ensure that incentive compensation reflects the profitability of the Company and the performance of the Company’s common stock. The Company offers a combination of awards, each intended to meet a specific objective and reward specified results. These awards promote a long-term view, reward long-term positive performance of the Company, and are intended to align executives’ interests with stockholders’ interests.

In 2009, except as described below, long-term incentives provided by the Company to our executive officers consisted of 1) stock options, 2) performance share awards (based on a three-year performance period) with dividend equivalents on earned performance shares and 3) restricted stock units (“RSUs”). The mix of stock options, performance awards and RSUs varied from executive to executive but was approximately 40% stock options, 30% performance awards and 30% RSUs. For 2010, the Compensation Committee allocated the mix of long-term incentives at approximately 1/3 stock options, 1/3 performance shares and 1/3 restricted stock units. The Compensation Committee believes this mix provides an adequate incentive to management to perform well for stockholders and is more aligned to market comparables.

Levels of long-term incentive grants are not directly influenced by the levels of other elements of compensation other than by a general desire to keep total direct compensation in the 50th-75th percentile range. The Compensation Committee determines the amount of long-term incentive grants primarily based on competitive long-term incentive market data for the Survey Group, although individual considerations may influence the size of the grant, as described on page 23 above.

Stock Options

The Company awards stock options because it believes they directly align executive officers’ interests with stockholders’ interests, since executives do not benefit unless the Company’s stockholders benefit from increased share values. Because stock options vest over time and can potentially grow in value over time, they serve not only as an incentive for superior performance, but also as a retention device.

The Compensation Committee typically granted stock options at a regularly scheduled meeting in September each year and the grant date was the date of that meeting. The Compensation Committee sets the exercise price of stock options at the quoted closing price for the Company’s common stock on the New York Stock Exchange on the date of grant. Beginning in 2010, the Compensation Committee moved the annual option grant date from September to a regularly scheduled meeting in February each year so that all incentive compensation decisions are made at the same time.

Stock options cannot be exercised unless the recipient remains employed by the Company for at least one year from the grant date. The stock options vest ratably over a three-year period; however, a special stock option grant made to Mr. Carbonari in February 2008, when he was promoted to CEO, vests over a five-year period. Beginning in 2005, stock options granted to executives had an exercise period of seven years. Prior to 2005, stock options had an exercise period of ten years.

Stock options are performance-based in that their value is inherently based on the Company’s stock price performance; they have no value to the executive if the stock price does not increase from the grant or exercise price. Vesting of stock options is time-based.

Performance Share Awards

Performance share awards provide executives with an opportunity to earn shares of Company common stock if the Company achieves specified performance targets over a three-year performance period. The Company believes that it is appropriate to award performance shares to executives because they are complementary to, and therefore provide different incentives than, stock option awards in two respects. First, the shares are earned only if the performance targets are met. Second, the performance shares provide incentives and promote retention even in a down market as long as the Company continues to meet its financial objectives, which are to outperform the Company’s estimate of market performance.

Performance shares are earned based on achievement of average return on invested capital and cumulative earnings per share targets. Return on invested capital and earnings per share targets are derived from analyzing and setting operating goals for each of the Company’s operating companies, and then calculating overall targets for the Company. These two performance measures are used because the Company believes they drive long-term stockholder value creation, one capturing growth (earnings per share or EPS) and the other capturing returns (return on invested capital or ROIC). Performance share awards granted in 2009 are based on performance targets approved by the Compensation Committee at the beginning of each year of the three-year performance period.

No performance shares will be paid unless at least an established minimum of the targeted consolidated return on invested capital and cumulative diluted earnings per share are achieved (in the applicable one-year or three-year period). The following matrix shows the percentage of the target number of shares that will be paid to an executive for a given level of performance during the 2009-2011 performance period:

Diluted Cumulative EPS		% of Performance Shares Earned
	Maximum	100	125	150
	Target	75	100	125
	Minimum	50	75	100
		Minimum	Target	Maximum

		Average Annual ROIC

The earnings per share and return on invested capital goals set by the Compensation Committee are rigorous and were set sufficiently high to require superior performance for target and maximum payouts. In the ten-year period beginning in 2000, the maximum payout was reached twice. The Company’s practice of setting rigorous targets for performance share awards is evidenced in the following table which discloses minimum, target and maximum goals for the 2007-2009 and 2008-2010 performance periods:

Performance Period	Metric	Minimum	Target	Maximum
2007-2009	Diluted Cumulative Earnings Per Share	$15.35	$17.35	$18.78
2008-2010		$14.53	$15.83	$17.10

2007-2009	Average Return on Invested Capital	9.8%	10.3%	10.8%
2008-2010		8.9%	9.7%	10.2%

No payout was made for the 2007-2009 performance period and none is anticipated for the 2008-2010 performance period.

In the 2007-2009 period, diluted cumulative earnings per share was $12.03 and average return on invested capital was 8.02%, resulting in no payout to executives for this period. Under the Plan, goals and results are adjusted to reflect the impact of significant transactions, accounting changes and certain non-recurring events.

Only if minimum performance share award measures are met, executive officers who receive performance awards will earn cash dividend equivalents equal to the cash dividends that would have been paid on the shares had the recipient owned the shares during the performance period. Dividend equivalents are not paid until the performance period has ended.

Due to the difficulty in setting three-year goals in such uncertain economic conditions, in March 2009, the Compensation Committee approved substituting annual performance goals during the 2009-2011 performance period in lieu of three-year performance goals previously established for the entire 2009-2011 performance period. Performance share awards are not paid until the end of the three-year period; however, separate goals for each year in the performance period are set at the beginning of each year.

The target goals for 2009 were EPS of $2.32 and ROIC of 5.2%. The Company’s actual adjusted performance was EPS of $2.36 and ROIC of 5.3%. No payouts will be determined or made until early 2012, after conclusion of the 2009-2011 performance period.

In July 2009, the Compensation Committee reviewed executive compensation for 2006 to 2008 and noted that stock option grants in all three years were significantly underwater and that there was no payout for the 2006-2008 performance period and none was anticipated for the 2007-2009 or the 2008-2010 performance periods. In response, the Compensation Committee granted a special 18-month performance share award to the named executive officers, as well as to 10 other executives. This special 18-month performance award was made to provide an incentive for continued exceptional performance in an exceptionally challenging business environment. The target value of the 18-month performance share award is 75% of the target value for the 2008-2010 award. No 18-month awards will be paid unless diluted cumulative earnings per share for the 18-month period from July 2009 to December 2010 exceeds $2.35, in which case 65% of the target will be paid. One hundred percent of the 18-month performance share target award will be paid if $2.70 in cumulative diluted EPS is achieved in the performance period. No more than 100% of the target can be paid.

Mr. Klein is eligible for an additional cash long-term incentive award based on targets specific to the Home & Security business unit. The Company believes that this cash long-term incentive program promotes a long-term view, rewards long-term positive performance from the Home & Security business unit (and the Company as a whole) and promotes retention. Awards under this program are paid in cash only if specified performance targets over a three-year performance period are met. Awards are earned based on achievement of operating income (OI) and return on net tangible assets (RONTA) targets. These measures are used because the Company believes they drive long-term stockholder value. Beginning with the 2010-2012 performance period, performance targets are approved by the Compensation Committee at the beginning of each year of the three-year performance period. No award is paid unless at least an established minimum of the targeted OI and RONTA is achieved. These goals are rigorous and were set sufficiently high to require superior performance for target and maximum payouts. Mr. Klein is the only named executive officer eligible for this long-term incentive.

Restricted Stock Units

In 2009, the Compensation Committee decided to alter the mix of long-term incentives to include restricted stock units (RSUs). A portion of the value previously awarded in performance shares was awarded in RSUs. Each RSU is equal to one share of the Company’s common stock. RSUs provide executives with an opportunity to earn shares of Company common stock. The Compensation Committee believes this change will provide greater balance and stability to the Company’s long-term incentives for executives. Additionally, it will provide a form of long-term compensation that aids retention, encourages long-term value creation and aligns financial interests with stockholders (but does not encourage excessive risk taking).

In February 2008, the Compensation Committee approved a new one-time retention program for certain executives, including Messrs. Omtvedt, Klein, Roche and Hausberg, which consisted of a grant of RSUs. The Committee determined that the Company was at risk of losing experienced executive talent at a time when their experience and skills were most needed to help the Company navigate the significant challenges of the economy and market conditions. The RSUs were only to be earned if performance targets were met and the executive remained employed until December 31, 2010 (or employment ends earlier due to death, disability or retirement).

In July 2009, the Compensation Committee modified this one-time program to preserve its intent to retain executive talent. As the performance goals set in February 2008 were rendered unachievable by the unforeseen challenges of the global economic recession, the Compensation Committee substituted for these goals a requirement to defer receipt of the RSUs until the Company can deduct the cost from taxes, which in most cases will be following the executive’s retirement.

Health and Related Benefits

The Company’s health and related benefits include medical, dental, life, disability, accidental death and dismemberment and travel accident coverage. The Company’s health and related benefit programs are designed to be competitive with those of other large corporations. The vast majority of health and related benefits provided to executive officers are offered through broad-based plans applicable to all employees.

Perquisites

In 2009, use of the Company aircraft was provided to certain executives who reimburse the Company for such use (Messrs. Carbonari and Omtvedt only). In addition, Mr. Koley relocated his residence at the Company’s request. The Company, in conjunction with its practice, reimbursed relocation expenses (principally, travel expenses, closing costs and temporary housing expenses) for Mr. Koley, including reimbursement for the income taxes on the relocation expenses.

Retirement Benefits

The Company believes that it is appropriate to provide retirement benefits to recruit and retain executives. The Company provides retirement benefits to executives through a combination of a tax-qualified defined benefit plan, a tax-qualified defined contribution plan and a nonqualified defined benefit and defined contribution plan. The Company also believes that it is appropriate to provide nonqualified plan benefits to make executives whole for the amount of benefit they would have received under the qualified plans but for the limitations on contributions and benefits imposed by the Internal Revenue Code. The nonqualified plan provides supplemental pension and profit sharing benefits that allow these executives to receive contributions and benefits at the same rate applicable to all other employees of the Company.

Certain executives are not eligible to participate in the tax-qualified defined benefit plan. As a result, these executives’ pensions (except for Mr. Koley, who is not eligible for either tax-qualified or nonqualified defined benefit plans) are provided on a nonqualified basis. In addition, prior to 1999, certain executive officers were granted a pension formula not generally available to all employees. In 1999, the Compensation Committee discontinued granting the enhanced pension formula to any new executives. For service on and after January 1, 2008, the pension formula was reduced so that all eligible executives, including those under the special formula described above, will earn pension benefits under the same formula applicable to all Company employees. The amount of benefits provided by each retirement plan and the pension formulae applicable to named executive officers are described in more detail on pages 41 through 43 of this Proxy Statement.

To retain current executives, the Company continued its past practice of contributing annually to employee grantor trusts to secure the supplemental retirement benefits of certain executives. These trusts have been approved by stockholders. They are described in more detail on pages 34, 35 and 41 through 43 of this Proxy Statement.

Employees, including executives, hired after January 1, 2008 are not eligible to participate in the Company’s defined benefit plan and received benefits only under the defined contribution plan.

Severance and Change in Control Agreements

The Company has a long-standing practice of entering into severance and change in control agreements with its named executive officers. The agreements generally provide for severance benefits in the event of involuntary termination of employment or termination by the executive for “good reason.” No payments are made if employment is terminated due to death, disability or cause. Executives will receive enhanced benefits if a termination of employment follows a change in control of the Company. The change in control agreements are “double trigger” (both a change in control and involuntary termination of employment or termination by the executive for “good reason” must occur to receive payment). The Company believes these agreements are necessary in order to ensure the continuity of management and to allow executives to focus on serving the Company in a change of control situation without the distraction of concern for their employment. These agreements are described in more detail on pages 44 through 47 of this Proxy Statement.

The Company adopted amendments, effective January 1, 2009, to the severance and change in control agreements in effect between the Company and its named executive officers. The amendments were generally technical in nature and necessary to comply with final Treasury regulations issued under Section 409A of the Internal Revenue Code. The severance agreements were further amended at this time to provide that, in the event of a termination of employment without cause or for good reason, severance payments will include an amount equal to the amount a named executive officer would have actually received under the Company’s Annual Executive Incentive Plan for the year in which the termination occurs based upon the Company’s actual performance for such year, as opposed to including the named executive officer’s target bonus under such plan. The amendments were made in order to preserve favorable tax treatment for the benefits.

At the time the severance and change in control agreements were reviewed by the Company, it sought outside advice from its independent compensation consultant regarding the level of severance benefits provided under the agreements. Based on the market information it received and the collective experience of its individual members, the Compensation Committee determined, and continues to believe, that the level of benefits (and the multiplier of base salary and bonus) was and is generally appropriate for executives at the level of the Company’s named executive officers.

Retention Arrangement with Mr. Carbonari

In 2002, the Company extended a special retention arrangement to Mr. Carbonari. At the time, Mr. Carbonari was employed by one of the Company’s subsidiaries and had been identified through the succession planning process as an employee with a very high potential but that the Company was at risk of losing. The arrangement was intended to encourage Mr. Carbonari to stay with the Company and perform well until retirement. Under this arrangement, if Mr. Carbonari remains employed until his normal retirement age (or an early retirement date if approved by the Compensation Committee), he will receive a single payment equal to three times his base salary six-months following the time of retirement. This arrangement is described in greater detail on page 47 of this Proxy Statement.

Stock Ownership Guidelines

The Company believes it is important for executive officers and directors to have a significant investment in the Company so that their interests are better aligned with stockholders. Accordingly, the Company has established stock ownership guidelines for executives and directors. The Compensation Committee annually reviews executives’ compliance with the Company’s stock ownership guidelines. The guidelines are:

Chairman and Chief Executive Officer	4 times salary
Senior Vice Presidents and First-Tier Subsidiary Chief Executive Officers	2 times salary
Vice Presidents	1 time salary
Directors	3 times annual fee

The guidelines allow executives and directors five years from the date of election to meet the guidelines. In July 2009, the Compensation Committee determined that three of the six named executive officers met these guidelines, and the other three had not been in their current positions for five years.

The Company has a formal policy prohibiting any director, officer or chief executive officer of a first-tier subsidiary from hedging the risk of owning Company common stock or trading in derivatives of the Company.

Tax Treatment

The Company generally receives a tax deduction for payments to executives under its annual and long-term incentive plans. The Internal Revenue Code limits the income tax deduction that the Company may take for compensation paid to the Chief Executive Officer and the other named executive officers. The limit is $1 million per executive per year. However, performance-based compensation is excluded from the limitation. All compensation of named executive officers in 2009 is fully tax deductible by the Company with the exception of $268,264 primarily due to employee grantor trust funding (described in footnote 6 to the Summary Compensation Table on page 33). The Compensation Committee intends that the annual incentive bonus, stock options, performance share awards and restricted stock unit grants will be deductible by the Company.

2009 COMPENSATION

The Summary Compensation Table below includes values for contingent compensation, such as unvested and/or unpaid stock awards and unexercised stock options. For example, performance share awards that have been granted to the named executive officers but not paid by the Company have been valued in the table below based on the most probable outcomes as of the date of the grants, even in cases where the fair value of such awards determined as of the present date would be lower. The named executive officers may never realize the value of certain items included under the column headed “Total” (as is the case in recent years), or the amounts realized may differ materially from the amount listed in the Summary Compensation Table and related footnotes. In addition, equity compensation is reported in several different tables in this Proxy Statement. For that reason, investors should take care to not “double count” equity awards.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)(6)	All Other Compen- sation ($)(7)	Total ($)(8)
	A	B	C	D	E	F	G	H	I
Bruce A. Carbonari	2009	1,100,000	0	6,040,703	1,465,298	1,529,440	432,468	167,995	10,735,904
Chairman of the Board and CEO*	2008	1,100,000	0	2,797,794	3,947,353	0	458,021	422,541	8,725,709
	2007	865,000	0	1,302,975	2,126,500	1,101,962	285,085	631,470	6,312,992

Craig P. Omtvedt	2009	630,300	0	2,371,063	576,387	597,524	320,033	163,116	4,658,423
Senior Vice President and CFO	2008	630,300	0	2,485,350	701,091	0	215,414	209,132	4,241,287
	2007	609,000	0	1,129,245	835,706	412,902	418,171	254,968	3,659,992

Mark A. Roche	2009	522,700	0	1,560,052	378,490	396,416	271,772	97,323	3,226,753
Senior Vice President, General Counsel and Secretary	2008	522,700	0	1,640,331	462,649	0	188,708	112,505	2,926,893
	2007	505,000	0	747,039	551,621	273,912	209,776	140,254	2,427,602

Patrick J. Koley Senior Vice President – Strategy & Corporate Development	2009	357,692	100,000	822,738	190,327	303,360	0	180,089	1,922,120

Mark Hausberg	2009	365,000	0	665,368	140,582	230,680	144,640	72,541	1,618,811
Senior Vice President – Finance and Treasurer	2008	365,000	0	667,494	169,045	0	118,793	91,154	1,411,486
	2007	357,000	0	295,341	235,818	161,400	194,238	93,114	1,336,911

Christopher J. Klein	2009	546,000	0	1,717,528	420,665	483,995	91,653	59,858	3,319,699
Former Senior Vice President**	2008	474,000	0	1,782,351	895,048	0	64,453	71,724	3,287,576
	2007	458,000	0	781,785	642,639	248,419	43,223	77,994	2,252,060

*	Effective October 1, 2008, Mr. Carbonari was elected Chairman of the Board and Chief Executive Officer. Mr. Carbonari was elected President and Chief Executive Officer effective January 1, 2008. In 2007, Mr. Carbonari served as President and Chief Operating Officer.
**	Effective January 1, 2010, Mr. Klein became President and Chief Executive Officer of Fortune Brands Home & Security, LLC, the Company’s home and security subsidiary. Beginning April 1, 2009, Mr. Klein served as President and Chief Operating Officer of the Company’s home and security subsidiary. Prior to assuming his duties at the operating company, Mr. Klein served as Senior Vice President of Fortune Brands from February 9, 2009 until April 1, 2009. Prior to February 9, 2009, Mr. Klein’s title was Senior Vice President – Strategy & Corporate Development. Mr. Klein has not been an executive officer of the Company since he became President and Chief Operating Officer of the Company’s home and security subsidiary to the operating company in April 2009.

(1)	This column includes a $100,000 sign on bonus paid to Mr. Koley.

(2)	Stock Awards: The amounts listed in column D for 2009 are performance-based compensation and reflect the most probable outcome award value at the date of the grant in accordance with FASB ASC Topic 718. Amounts for 2007 and 2008 have been recomputed under the same methodology in accordance with SEC rules. For assumptions used in determining these values, see footnote 12 to the consolidated financial statements contained in the Company’s Form 10-K for the year(s) ended December 31, 2009 (2008 and 2007). The maximum award value, if paid, would be:

Name	2009	2008	2007
Bruce A. Carbonari	$7,059,961	$4,196,691	$1,954,463
Craig P. Omtvedt	$2,771,025	$3,035,678	$1,693,868
Mark A. Roche	$1,822,930	$2,002,482	$1,120,559
Patrick J. Koley	$1,120,861	n/a	n/a
Mark Hausberg	$776,648	$820,166	$443,012
Christopher J. Klein	$1,996,534	$2,204,861	$1,172,678

(3)	Option Awards: The amounts listed in column E are performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code and reflect the full grant date fair values in accordance with FASB ASC Topic 718. Amounts for 2007 and 2008 have been recomputed under the same methodology in accordance with SEC rules. For assumptions used in determining these values, see footnote 12 to the consolidated financial statements contained in the Company’s Form 10-K for the year(s) ended December 31, 2009 (2008 and 2007).

(4)	Non-Equity Incentive Plan: Column F lists amounts earned under the Annual Executive Incentive Compensation Plan. Refer to the Compensation Discussion and Analysis on pages 25 and 26 of this Proxy Statement for more details on the non-equity incentive plan. Solely with respect to Mr. Carbonari and solely for 2007, this column also includes a cash long-term incentive payment that was granted to him in 2005 when he was employed by a subsidiary of the Company. In addition, for Mr. Klein in 2009, this column includes a pro-rated annual incentive award earned under the Fortune Brands Home & Hardware incentive plan.

(5)	Increase in Actuarial Value of Defined Benefit Pension: Column G includes an estimate of the increases in actuarial value of certain named executive officers’ tax qualified and non-qualified defined benefit pension plan benefit. The narrative and footnotes following the Pension Benefits table on page 41 provide additional detail about the Company’s pension plans.

(6)	Employee Grantor Trusts: The named executive officers listed in the Summary Compensation Table are not currently covered under the Company’s tax-qualified defined benefit plan (except for Mr. Klein). As a replacement, pension benefits for Messrs. Carbonari, Omtvedt, Roche and Hausberg are provided under our Supplemental Plan and employee grantor trust arrangements were established to fund these benefits. These employee grantor trust arrangements have been approved by stockholders. Contributions to fund these benefits are taxable to executives. Mr. Koley is not eligible for defined benefit plan benefits under either the Company’s tax-qualified plan or the Supplemental Plan.

In 2009, the contributions were made to employee grantor trusts (net of tax withholding) in the following amounts: $73,549 for Mr. Carbonari, $0 for Mr. Omtvedt, $54,813 for Mr. Roche, and $0 for Mr. Hausberg. These executives were reimbursed for taxes on earnings of the trust related to pension benefits in the following amounts: $43,143 for Mr. Carbonari, $73,578 for Mr. Omtvedt, $38,503 for Mr. Roche, and $27,163 for Mr. Hausberg. Contributions are not listed in column H because they were made to fund supplemental retirement benefits that are disclosed in the Pension Benefits table on page 41 and the narrative that follows it. However, the reimbursements for taxes on the contributions are included in Column H.

(7)	Perquisites and All Other Compensation: In 2009, limited use of the Company aircraft was provided to executives who reimburse the Company (Messrs. Carbonari and Omtvedt only). In addition, in 2009 the Company reimbursed relocation expenses for Mr. Koley (principally, travel expenses, closing costs and temporary housing expenses) in the amount of $94,717 and provided a tax gross up in the amount of $40,397 to make him whole for personal expenses incurred because of the Company’s request that he relocate his personal residence.

The aggregate incremental cost of perquisites is generally the cost of such items to the Company. Although Messrs. Carbonari and Omtvedt used Company aircraft for personal use in 2009, 2008 and 2007, they reimbursed the Company for their number of hours of personal flight time. The difference between the Company’s aggregate incremental cost of personal aircraft usage and the amount paid by the executive is due in part to the incremental cost to reposition Company aircraft; this difference is included in column H. Specifically, for 2009, the Company’s cost of personal aircraft usage not reimbursed by executives is $6,807 for Mr. Carbonari and $1,699 for Mr. Omtvedt. The calculation of incremental cost of personal aircraft usage is based on variable cost to the Company, including fuel costs, crew expenses, landing fees and other miscellaneous variable costs.

Defined Contribution Benefits, Nonqualified Plan Earnings and Tax Reimbursements: The amount in column H also includes: (a) Company contributions to the tax-qualified defined contribution plan of the Company, (b) profit-sharing amounts under the Company’s Supplemental Plan, and (c) tax reimbursements with respect to defined contribution benefits. We describe these benefits below.

(a)	Defined Contribution Plan Contributions. Company contributions for 2009 to the Company’s tax-qualified defined contribution plan were $24,123 for each of Messrs. Carbonari, Omtvedt, Roche and Hausberg, $26,972 for Mr. Koley and $28,273 for Mr. Klein.

(b)	Supplemental Plan. The Supplemental Plan credits certain executives with amounts that would have been contributed to their profit sharing accounts under the tax qualified defined contribution plan but for the limitations on contributions imposed by the Internal Revenue Code. Profit sharing credits earned under our Supplemental Plan for 2009 were: $64,125 for Mr. Carbonari; $28,898 for Mr. Omtvedt; $20,828 for Mr. Roche; $11,625 for Mr. Koley; $9,000 for Mr. Hausberg; and $22,575 for Mr. Klein. These amounts were credited to executives’ accounts in early 2010. For all named executive officers except Messrs. Carbonari, Klein and Koley, to meet the Company’s obligations to provide these profit sharing benefits under the Supplemental Plan, the Company partially funded these benefits through employee grantor trusts approved by stockholders. The Company funds only the amount sufficient to provide the expected after-tax profit sharing benefit.

(c)	Tax Reimbursements. The defined contribution credits to the Supplemental Plan are subject to Medicare tax. In 2009, the Company reimbursed the named executive officers for Medicare taxes in the amount of: $1,525 for Mr. Carbonari, $686 for Mr. Omtvedt, $495 for Mr. Roche, $278 for Mr. Koley, $213 for Mr. Hausberg and $132 for Mr. Klein. In addition, for those executives with employee grantor trusts described in (b) above, the Company reimbursed the executive for taxes on earnings of trust in the amount of $20,072 for Mr. Omtvedt, $5,140 for Mr. Roche, and $4,634 for Mr. Hausberg. Executives receive only the after-tax defined contribution benefit from these trusts.

Long-Term Disability Reimbursement: Column H includes amounts that the Company reimburses for the cost of premiums for long-term disability insurance coverage. This reimbursement is provided to all employees and is not an executive benefit. The reimbursement is taxable to the employee. The amount of long-term disability reimbursement in 2009 was $1,033 for each named executive officer.

Premiums for Life Insurance: The Company provides an additional life insurance program for Messrs. Carbonari, Omtvedt, Roche, Klein, Koley and Hausberg. The amounts set forth in column H include the dollar value of all insurance premiums paid by the Company in 2007, 2008 and 2009. For 2009, these amounts were: $27,238 for Mr. Carbonari; $13,027 for Mr. Omtvedt; $7,201 for Mr. Roche; $5,067 for Mr. Koley; $6,375 for Mr. Hausberg; and $7,395 for Mr. Klein.

(8)	Totals for 2007 and 2008 have been recalculated based on the new valuation methodology required under SEC rules as discussed in footnotes 2 and 3 above.

TAXABLE COMPENSATION REPORTED

The following supplemental table shows the amount of compensation reported for federal tax purposes for each of the Chief Executive Officer and other named executive officers for each of the indicated tax years. These amounts reflect the amounts reported for each individual in Box 1 of their respective Forms W-2 for each reporting year. We are providing this supplemental table to highlight the difference between compensation reported under the SEC rules and compensation amounts realized and reports as taxable income on Forms W-2.

Name	Year	W-2 Box 1 Compensation
Bruce A. Carbonari	2009	$1,268,264.33
	2008	$2,888,899.64
	2007	$3,718,146.88
Craig P. Omtvedt	2009	$765,489.36
	2008	$2,393,212.40
	2007	$5,724,468.23
Mark A. Roche	2009	$675,631.95
	2008	$1,954,853.92
	2007	$4,407,580.30
Patrick J. Koley	2009	$547,802.63
	2008	n/a
	2007	n/a
Mark Hausberg	2009	$508,450.90
	2008	$936,983.21
	2007	$1,955,122.51
Christopher J. Klein	2009	$533,144.09
	2008	$1,435,438.62
	2007	$2,159,812.48

Amounts reported in Box 1 of the Forms W-2 for the named executive officers, as listed above, includes, among other items: (1) total cash wages and bonuses paid to the named executive officers for the taxable year, less amounts deferred under tax-qualified 401(k) plans; (2) the value of Company-paid life insurance in excess of $50,000 and any taxable pension accruals provided to the named executive officers; (3) the value of any performance share awards, restricted stock awards or stock units that were paid out or became vested during the taxable year; (4) the gain recognized upon the exercise of stock option awards exercised during the taxable year.

Amounts reported in Box 1 of the Forms W-2 for the named executive officers, as listed above, do not include any value for: (1) unvested performance share awards, restricted stock awards or stock unit awards; or (2) outstanding but unexercised stock option awards. Values for these items would be included in the Summary Compensation Table on page 33, as well as in the table below on pages 39 and 40.

2009 GRANTS OF PLAN-BASED AWARDS

Name and Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Value of Stock and Option Awards ($)(1)
	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Bruce A. Carbonari
2/23/2009(2)	847,000	1,210,000	2,420,000
2/23/2009(3)					63,200	94,800				2,038,516
2/23/2009(4)					53,500	53,500				1,725,643
7/27/2009(5)				36,900	56,800	56,800				2,276,544
7/27/2009(6)		2,000,000	2,000,000
9/30/2009(7)								135,000	$42.98	1,465,298

Craig P. Omtvedt
2/23/2009(2)	330,908	472,725	945,450
2/23/2009(3)					24,800	37,200				799,924
2/23/2009(4)					21,000	21,000				677,355
7/27/2009(5)				14,500	22,300	22,300				893,784
9/30/2009(7)								53,300	$42.98	576,387

Mark A. Roche
2/23/2009(2)	219,534	313,620	627,240
2/23/2009(3)					16,300	24,450				525,757
2/23/2009(4)					13,800	13,800				445,119
7/27/2009(5)				9,600	14,700	14,700				589,176
9/30/2009(7)								35,000	$42.98	378,490

Patrick J. Koley
2/23/2009(2)	168,000	240,000	480,000
2/23/2009(3)					8,500	12,750				274,168
2/23/2009(4)					7,200	7,200				232,236
2/23/2009(8)					14,800	14,800				477,374
9/30/2009(7)								17,600	$42.98	190,327

Mark Hausberg
2/23/2009(2)	127,750	182,500	365,000
2/23/2009(3)				0	6,900	10,350				222,560
2/23/2009(4)					5,900	5,900				190,305
7/27/2009(5)				4,100	6,300	6,300				252,504
9/30/2009(7)								13,000	$42.98	140,582

Christopher J. Klein
2/23/2009(2)	248,430	354,900	709,800
2/23/2009(3)					17,300	25,950				558,012
2/23/2009(4)					14,700	14,700				474,149
2/23/2009(9)	20,000	160,000	400,000
7/27/2009(5)				11,100	17,100	17,100				685,368
9/30/2009(7)								38,900	$42.98	420,665

(1)	The grant date value of stock option awards is based on the Black-Scholes value of $10.81 for the September 30, 2009 grant. The grant date value of performance awards is determined based on the probable outcome of such performance conditions as of the grant date.

(2)	The numbers in this row reflect the range of potential payments under the Annual Executive Incentive Plan.

(3)	The numbers in this row reflect the range of potential performance shares that may be awarded. The maximum value assuming achievement of performance goals at the maximum level is: $3,057,774 for Mr. Carbonari, $1,199,886 for Mr. Omtvedt, $788,635 for Mr. Roche, $411,251 for Mr. Koley, $333,839 for Mr. Hausberg and $837,017 for Mr. Klein.

(4)	This row reflects the number of restricted stock units that were awarded, whose vesting is subject to achievement of certain performance goals.

(5)	The numbers in this row reflect the range of potential performance shares that may be awarded under the special 18-month performance share grant. The maximum value of this award cannot exceed the target value.

(6)	This row reflects the special award to Mr. Carbonari granted in July 2009, which will be paid one-half in stock and one-half in cash, if earned.

(7)	This row reflects stock options granted in 2009.

(8)	This row reflects the number of restricted stock units granted to Mr. Koley upon hire, which vest over three years.

(9)	This row reflects a long-term cash incentive award for Mr. Klein under the Fortune Brands, Inc. 2007 Long-Term Incentive Plan.

Non-Equity Incentive Plan

Under the Annual Executive Incentive Compensation Plan, an executive must continue in employment for the entire year to receive a bonus, unless employment ends due to death, disability or retirement. Messrs. Omtvedt, Roche and Hausberg currently are eligible to retire under the Company’s Supplemental Plan. Accordingly, these executives will remain eligible for an annual bonus even if they voluntarily terminate employment before the end of the year.

Long-Term Equity Incentive Plan

If an executive terminates employment, options expire three months after the termination date or the regularly scheduled expiration date (if sooner). If an executive dies, options must be exercised within three years after the date of death (or the expiration date, if earlier), provided options may be exercised for one year following death even if this period extends beyond the expiration date. If an executive retires or becomes disabled, but has remained an employee for at least one year from the grant date, options granted from September 2005 to September 2008 may be exercised for up to three years after employment terminates (or the expiration date, if earlier) (other options continue to be exercisable in full until the expiration of the option). Messrs. Omtvedt, Roche and Hausberg currently are eligible to retire under the Company’s Supplemental Plan. Accordingly, a voluntary termination of employment by any of these executives will be considered a retirement and the more favorable retirement provisions described above will apply.

An executive must continue in employment for the entire performance period to receive a performance share payment, except that if the executive’s employment ends due to death, disability or retirement, the executive will receive payment (subject to the Company’s attainment of the performance goals). Messrs. Omtvedt, Roche and Hausberg currently are eligible to retire under the Company’s Supplemental Plan. Accordingly, a voluntary termination of employment by any of these executives will be considered a retirement, and the more favorable retirement provisions will apply.

For restricted stock units granted in 2008, executives must continue in employment for a three-year period following grant. The restricted stock units will become payable when the Company can deduct them for income tax purposes, which in most cases will be upon the Executive’s retirement. For restricted stock units granted in 2009, payment will be made early in 2012. All restricted stock units granted to these executives will fully vest and become payable upon the death, disability or retirement of the executive. Messrs. Omtvedt, Roche and Hausberg are eligible to retire.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5)
Bruce A. Carbonari	0	135,500		$42.98	9/30/2016	0	$0	212,900	$9,694,789
	66,668	133,332	0	$57.01	9/29/2015
	0	200,000		$66.79	2/25/2015
	102,800	51,400		$80.95	9/24/2014
	120,000	0		$74.39	9/26/2013
	108,000	0		$82.16	9/27/2012
	124,983	0		$68.89	9/28/2014
	103,133	0		$54.75	9/29/2013
	34,274	0		$46.78	9/23/2012

Craig P. Omtvedt	0	53,300		$42.98	9/30/2016	19,500	$910,455	83,600	$3,806,911
	26,268	52,532	0	$57.01	9/29/2015
	40,400	20,200		$80.95	9/24/2014
	85,000	0		$74.39	9/26/2013
	85,000	0		$82.16	9/27/2012
	99,711	0		$68.89	9/28/2014
	97,885	0		$54.75	9/29/2013

Mark A. Roche	0	35,000	0	$42.98	9/30/2016	12,900	$602,301	55,000	$2,504,509
	17,335	34,665		$57.01	9/29/2015
	26,667	13,333		$80.95	9/24/2014
	54,000	0		$74.39	9/26/2013
	54,000	0		$82.16	9/27/2012
	62,975	0		$68.89	9/28/2014
	62,975	0		$54.75	9/29/2013
	62,975	0		$46.78	9/23/2012
	62,975	0		$30.54	9/24/2011
	3,936	0		$23.35	9/26/2010

Patrick J. Koley	0	17,600	0	$42.98	9/30/2016	14,800	$642,172	15,700	$717,961

Mark Hausberg	0	13,000	0	$42.98	9/30/2016	5,100	$238,119	23,400	$1,065,453
	6,335	12,665		$57.01	9/29/2015
	11,400	5,700		$80.95	9/24/2014
	25,000	0		$74.39	9/26/2013
	25,000	0		$82.16	9/27/2012
	29,388	0		$68.89	9/28/2014
	29,388	0		$54.75	9/29/2013
	31,487	0		$46.78	9/23/2012
	31,487	0		$30.54	9/24/2011
	24,088	0		$23.35	9/26/2010

Christopher J. Klein	0	38,900	0	$42.98	9/30/2016	13,200	$616,308	61,000	$2,777,185
	33,535	67,065		$57.01	9/29/2015
	31,067	15,533		$80.95	9/24/2014
	60,000	0		$74.39	9/26/2013
	54,000	0		$82.16	9/27/2012
	62,975	0		$68.89	9/28/2014
	62,975	0		$54.75	9/29/2013

(1)	Each outstanding stock option granted that is currently vested and exercisable is listed in this column. These stock option grants vested ratably on the first three anniversaries of the grant date, except for Mr. Carbonari’s February 2008 grant which vests one-third on each of the third, fourth and fifth anniversaries of the grant date.

(2)	Each outstanding stock option that is not yet vested and exercisable is listed in this column. The chart below reflects the vesting schedule for each outstanding stock option grant awarded to Messrs. Carbonari, Omtvedt, Roche, Koley, Hausberg and Klein (assuming continued employment):

	Options Vesting in 2010 (dates refer to grant date)			Total Number of Options Vesting in 2010	Options Vesting in 2011 (dates refer to grant date)			Total Number of Options Vesting in 2011	Options Vesting in 2012 (dates refer to grant dates)		Total Number of Options Vesting in 2012
	09/24/07	09/29/08	09/30/09		02/25/08	09/29/08	09/30/09		2/25/08	9/30/09
Bruce A. Carbonari	51,400	66,667	45,167	163,234	66,666	66,665	45,167	178,498	66,666	45,166	111,832
Craig P. Omtvedt	20,200	26,267	17,767	64,234	0	26,265	17,767	44,032	0	17,766	17,766
Mark A. Roche	13,333	17,333	11,667	42,333	0	17,332	11,667	28,999	0	11,666	11,666
Patrick J. Koley	0	0	5,867	5,867		0	5,867	5,687	0	5,866	5,866
Mark Hausberg	5,700	6,333	4,334	16,367	0	6,332	4,333	10,665	0	4,333	4,333
Christopher J. Klein	15,533	33,533	12,967	62,033	0	33,532	12,967	46,499	0	12,966	12,966

(3)	As of December 31, 2009, the numbers in this column (see chart on page 39) had not yet vested. The corresponding market values are based on the closing price ($43.20) of the Company’s stock on December 31, 2009.

For Messrs. Omtvedt, Roche, Hausberg and Klein, the numbers in this column show RSUs that were granted in February 2008. These RSUs will fully vest and become payable in 2011 if each officer remains employed with the Company through December 31, 2010. No awards are to be paid until they are deductible by the Company. These awards were subject to early vesting if certain performance goals were met in 2008 and 2009. Because the Company met the performance goals in 2009, one-third of the RSUs vested in February 2010. Only Messrs. Omtvedt and Klein were paid since they are not subject to Section 162(m) of the Internal Revenue Code. Messrs. Roche and Hausberg will receive payment at the time when the Company can deduct the cost of the award. As of March 4, 2010, the following RSUs were unvested: 13,000 for Mr. Omtvedt, 8,600 for Mr. Roche, 3,400 for Mr. Hausberg and 8,800 for Mr. Klein.

For Mr. Koley, the numbers in this column show RSUs that were granted to him in February 2009. This award vests and becomes payable in three equal annual installments on or about January 31, 2010, 2011 and 2012 if he remains employed with the Company through December 31, 2009, 2010 and 2011. One-third of this award vested and was paid to Mr. Koley in February 2010. As of March 4, 2010, Mr. Koley has 9,866 unvested RSUs.

(4)	This column (see chart on page 39) lists the target number of outstanding performance share awards. For the July 2009-December 2010 (the special 18-month performance award), the following awards were outstanding: 56,800 shares for Mr. Carbonari, 22,300 shares for Mr. Omtvedt, 14,700 shares for Mr. Roche, 6,300 shares for Mr. Hausberg and 17,100 shares for Mr. Klein. For the 2009-2011 performance period, the following awards were outstanding: 63,200 shares for Mr. Carbonari, 24,800 shares for Mr. Omtvedt, 16,300 shares for Mr. Roche, 8,500 shares for Mr. Koley, 6,900 shares for Mr. Hausberg and 17,300 shares for Mr. Klein. For the 2008-2010 performance period, the following awards were outstanding: 39,400 shares for Mr. Carbonari, 15,500 for Mr. Omtvedt, 10,200 for Mr. Roche, 0 for Mr. Koley, 4,300 for Mr. Hausberg and 11,900 for Mr. Klein. The Compensation Discussion and Analysis on pages 27 to 29 and the narrative following the table titled “Grants of Plan-Based Awards” on page 37 provides additional detail on performance share awards. In addition to the shares reported in this table, in early 2010, performance share awards were granted for the 2010-2012 performance period. Performance share awards for the 2007-2009 period (which expired without payment) are disclosed in the “Option Exercises and Stock Vested” table immediately below.

In addition, also reported in this column are unvested units of restricted stock (RSUs) granted to Messrs. Carbonari, Omtvedt, Roche, Koley, Hausberg and Klein in 2009 of 53,500, 21,000, 13,800, 7,200, 5,900 and 14,700 RSUs, respectively. The RSUs require employment through December 31, 2011 (unless employment is terminated due to death, disability or retirement), and also require that the Company meet cumulative EPS goals for the 2009-2011 period.

(5)	This column reflects the value of the performance share awards (at grant date target number) and restricted stock units using the December 31, 2009 closing price of the Company’s common stock of $43.20.

2009 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized Upon Exercise ($)(3)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
Bruce A. Carbonari	0	$0	0	0
Craig P. Omtvedt	0	$0	0	0
Mark A. Roche	2,728	$22,178	0	0
Patrick J. Koley	0	$0	0	0
Mark Hausberg	13,331	$137,144	0	0
Christopher J. Klein	0	$0	0	0

(1)	This column reflects stock options exercised during 2009.

(2)	This column reflects performance share awards earned for the 2007 to 2009 performance period. Based on actual performance of the Company during that period, no performance share awards were earned. No other stock awards vested in 2009.

(3)	This column reflects the difference between the market value of the shares on the date of exercise and the exercise price of the stock options. In November 2009, Mr. Roche exercised stock options and held the number of shares acquired (2,728). In May 2009, Mr. Hausberg exercised stock options and subsequently sold the shares (11,135). In September 2009, he also exercised stock options (2,196 shares acquired on exercise), retaining 633 shares and using the remainder (1,563) to pay the exercise price.

RETIREMENT AND POST-RETIREMENT BENEFITS

2009 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($) (4)(5)(6)(7)	Payments During Last Fiscal Year(8)
Bruce A. Carbonari	Fortune Brands Supplemental Plan	29.0000	$3,638,099	0
	Moen Incorporated Retirement Income Plan(2)	26.0000	$505,696	0

Craig P. Omtvedt	Fortune Brands Pension Plan	6.2500	$195,429	0
	Fortune Brands Supplemental Plan	20.2500	$4,102,474	0

Mark A. Roche	Fortune Brands Pension Plan	7.4167	$207,673	0
	Fortune Brands Supplemental Plan(3)	28.5000	$2,635,563	0

Patrick J. Koley	Fortune Brands Pension Plan	n/a	n/a	0
	Fortune Brands Supplemental Plan	n/a	n/a	0

Mark Hausberg	Fortune Brands Pension Plan	2.9167	$81,087	0
	Fortune Brands Supplemental Plan	16.9167	$2,216,996	0

Christopher J. Klein	Fortune Brands Pension Plan	6.7500	$108,160	0
	Fortune Brands Supplemental Plan	6.7500	$264,395	0

(1)	All of the named executive officers except Mr. Klein are excluded from participating in the Company’s tax-qualified defined benefit plan. For these excluded executives, except for Mr. Koley, with respect to the Fortune Brands Pension Plan (the tax-qualified defined benefit plan), this column reflects service credited, if any, prior to January 1, 1996 (the date the executives were excluded from plan participation) and not their actual years of service with the Company. Mr. Koley is not eligible for a defined benefit pension because he was hired after this plan was closed to new employees.

(2)	Mr. Carbonari accrued benefits under the Moen Incorporated Retirement Income Plan and Moen Incorporated Supplemental Retirement Income Plan prior to transferring to the Company in January 2007. Liability for the benefit he earned under the Moen Incorporated Supplemental Retirement Income Plan was transferred to the Fortune Brands Supplemental Plan and is included in the benefit amount listed for that plan.

(3)	Mr. Roche, who joined our employ in 1988, has a special retirement arrangement which credits him with service since 1981 in order to recognize that he devoted full time to our legal affairs from 1981 through 1988 while employed by an outside law firm. The benefit augmentation that results from this additional service credit is equal to $35,148 per year beginning at normal retirement age.

(4)	The amounts listed are based on the executives’ compensation and service as of December 31, 2009.

(5)	The earliest age at which an unreduced pension is paid is generally 62 under the Fortune Brands Pension Plan. However, a grandfathered provision allowing an unreduced pension at age 60 applies to a number of participants including Messrs. Omtvedt, Roche and Hausberg. Messrs. Omtvedt, Roche and Hausberg are currently eligible for early retirement under the plan with a reduced pension.

(6)	The benefit amounts listed reflect the present value of the annual benefit payable in the form of a single life annuity where payments continue for the life of the executive but cease upon his death. The Fortune Brands Pension Plan, the Fortune Brands Supplemental Plan and the Moen Incorporated Retirement Income Plan allow participants to elect a reduced annuity in the joint and survivor form, which provides payments over the life of the participant and a named beneficiary. Elections of payment form are made at the time of retirement.

(7)	The present value of accumulated plan benefits is calculated on the same basis used to calculate the plans’ accumulated benefit obligation in accordance with FAS 87. The normal retirement benefit is unreduced at age 60 for Messrs. Omtvedt, Roche and Hausberg, and unreduced at age 62 for Messrs. Carbonari and Klein. The present value of the annual increase in value of the pension benefit is calculated using a 6.0% discount rate and the RP-2000 mortality table projected to 2017.

(8)	None of the Fortune Brands Pension Plan, the Fortune Brands Supplemental Plan, nor the Moen Incorporated Retirement Income Plan allow in-service distributions. Accordingly, because all named executive officers continued in employment throughout 2009, no payments were made to them under the plans. No other withdrawals were made in 2009. As disclosed in footnote 6 to the Summary Compensation Table on page 33 of this Proxy Statement, the pension benefits of Messrs. Carbonari, Omtvedt, Roche and Hausberg are funded by contributions to employee grantor trusts which are taxable to these executives in the year of the contribution. Contributions to these trusts were made in 2009.

The Fortune Brands Pension Plan is a tax-qualified defined benefit plan. The Pension Plan was closed to newly hired employees and the formula for accruing pension benefits was changed in 2008. For service on and after January 1, 2008, pension benefits grow under the following formula: 1% of compensation multiplied by years of benefit service on and after January 1, 2008. For service prior to 2008, a normal retirement benefit is determined under the following formula: (a) 1.75% of compensation multiplied by years of benefit service up to 15 years of service, plus (b) 1% of compensation multiplied by years of benefit service in excess of 15 years of service. Total service taken into account under the Pension Plan is capped at 35 years. In addition, participants will not receive less than a protected benefit that was “grandfathered” as of December 31, 2001 when the Company previously changed the pension plan formula. Generally, all employees hired prior to January 1, 2008 are eligible for the plan, except for certain executives who have the employee grantor trusts described in footnote 6 to the Summary Compensation Table on page 33 of this Proxy Statement. The estimated retirement benefits in the preceding table include any offset for Social Security benefits.

The compensation used to calculate retirement benefits generally includes the categories of “Salary” and “Non-Equity Incentive Plan Compensation” from the Summary Compensation Table shown above on page 33, averaged over the five highest consecutive years.

The Moen Incorporated Retirement Income Plan is a tax-qualified defined benefit plan. The formula for determining monthly pension benefits is (a) 1.05% of compensation multiplied by years of benefit service up to 30 years, plus (b) 0.40% of compensation in excess of covered compensation multiplied by years of benefit service up to 30 years, plus (c) 1.00% of compensation multiplied by years of benefit service in excess of 30 years.

The Supplemental Plan pays the difference between the benefits payable under our tax-qualified defined benefit plan (the Fortune Brands Pension Plan and, for Mr. Carbonari, the Moen Incorporated Retirement Income Plan) and the amount that would have been paid if the Internal Revenue Code did not limit the amount of compensation taken into account under, or benefits that may be paid from, a tax-qualified defined benefit plan. In addition, the Supplemental Plan provides the full pension benefit earned in years in which an executive is ineligible for the tax-qualified defined benefit plan. In calculating benefits, no credit is given for service in excess of 35 years. Through December 31, 2007, the Supplemental Plan also provided that certain senior officers of the Company (those who were Vice Presidents or more senior officers prior to 1999) receive an annual benefit equal to 52 1/2% of average compensation during the five highest-paid consecutive years of employment. Since 1999, the Compensation Committee has not approved this enhanced benefit for any additional executives. Messrs. Omtvedt, Roche and Hausberg are entitled to this retirement benefit. This retirement benefit is reduced by 1 1/2% of such average compensation for each year between the officer’s retirement and attainment of age 65, unless he has completed 35 years of service. However, for service on and after January 1, 2008, these executives will earn additional pension benefits at the same rate that applies to all employees in the Company’s tax-qualified pension plan (1% of compensation per year of service). The Supplemental Plan benefit is reduced by benefits under the Fortune Brands Pension Plan and the retirement plans of our subsidiaries or any prior employer, including an executive’s prior employers who are unrelated to the Company.

Early retirement annual benefits under the Fortune Brands plans are calculated assuming a reduction of 6% per year prior to age 62 (unreduced at age 62) for Messrs.

Carbonari and Klein and 7% per year prior to age 60 (unreduced at age 60) for Messrs. Omtvedt, Roche and Hausberg. Mr. Carbonari’s and Mr. Klein’s pension reduction is calculated differently than the other named executive officers because the other officers were grandfathered in a plan provision applicable to certain employees who were employed as of December 31, 2001. Mr. Carbonari was employed by one of the Company’s subsidiaries until January 1, 2007 and Mr. Klein was hired in 2003. Mr. Carbonari’s annual early retirement benefit under the Moen Incorporated Retirement Income Plan is calculated assuming a 6% reduction per year from age 60 to 62 and a 4% reduction per year prior to age 60 (the benefit is unreduced at age 62). Mr. Koley does not participate in any Company defined benefit plan.

2009 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(1)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)
Bruce A. Carbonari	0	64,125	39,900	0	767,187
Craig P. Omtvedt	0	28,898	70,945	0	587,316
Mark A. Roche	0	20,828	90,020	0	534,940
Patrick J. Koley	0	11,625	0	0	0
Mark Hausberg	0	9,000	67,236	0	298,063
Christopher J. Klein	0	22,575	14,595	0	293,989

(1)	Amounts listed in the Registrant Contributions column were reported as compensation in the last fiscal year in the “All Other Compensation” column of the Summary Compensation Table. No amounts listed in the Aggregate Earnings column were reported in the “All Other Compensation” column of the Summary Compensation Table.

(2)	Earnings are credited to the accounts of executives based on the Citigroup U.S. Broad Investment Grade Bond Index (for Messrs. Carbonari, Klein and Koley). For those executives with employee grantor trusts for supplemental nonqualified profit sharing contributions (Messrs. Omtvedt, Roche and Hausberg), earnings are credited based on the election of the executive among the following: Fidelity Blue Chip Growth Fund, Fidelity Equity Income Fund, Fidelity International Discovery Fund, MFS New Discovery Fund, Northern Trust Institutional Funds Diversified Asset Portfolio, PIMCO Total Return Fund, Vanguard 500 Index Fund, Fidelity Value Fund and the Spartan Total Market Index Fund. Mr. Carbonari’s Supplemental Home & Hardware Deferred Compensation Plan earnings are credited based on the average yield of Moody’s Aaa Industrial Bonds during the first five business days in November.

(3)	As disclosed on pages 33, 34 and 41 of this Proxy Statement, the supplemental nonqualified profit sharing benefits of Messrs. Omtvedt, Roche and Hausberg are funded by contributions to employee grantor trusts which are taxable to these executives in the year of contribution. Contributions to these trusts were made in 2009.

The Company’s nonqualified deferred compensation plan is a supplemental plan that pays the difference between the profit sharing contribution provided under the tax-qualified defined contribution plan and the contribution that would have been made if the Internal Revenue Code did not limit the compensation that may be taken into account under tax-qualified retirement plans. The contribution amount in 2007, 2008 and 2009 was equal to 6% of adjusted compensation, which generally includes salary and annual bonus. Compensation is adjusted by multiplying amounts in excess of the Social Security taxable wage base ($106,800 in 2009) by 1.25. This profit sharing formula applies uniformly to all eligible employees and is not enhanced for executives. Nonqualified profit-sharing benefits are paid in a lump sum upon termination of an executive’s employment.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (1)

Compensation Program	Voluntary		Involuntary		Death	Disability	Retirement	Involuntary Termination (or for Good Reason) After Change in Control
	For Good Reason	For No Good Reason	For Cause	Without Cause
Cash Severance
Carbonari	7,360,755	0	0	7,360,755	0	0	0	7,336,219
Omtvedt	2,373,270	0	0	2,373,270	0	0	0	3,548,039
Roche	1,802,872	0	0	1,802,872	0	0	0	2,695,294
Koley	960,000	0	0	960,000	0	0	0	1,280,000
Hausberg	1,192,366	0	0	1,192,366	0	0	0	1,782,587
Klein	1,930,102	0	0	1,930,102	0	0	0	2,885,502

Health & Related Benefits(2)(3)
Carbonari	117,476	0	0	117,476	2,310,000	80,000/yr	0	117,476
Omtvedt	42,024	0	0	42,024	1,103,025	80,000/yr	0	63,037
Roche	30,041	0	0	30,041	836,320	80,000/yr	0	45,062
Koley	25,330	0	0	25,330	640,000	80,000/yr	0	33,772
Hausberg	28,720	0	0	28,720	547,500	80,000/yr	0	43,081
Klein	38,632	0	0	38,632	900,900	80,000/yr	0	57,947

Options(4)
Carbonari	0	0	0	0	0	0	n/a	29,810
Omtvedt	0	0	0	0	0	0	0	11,726
Roche	0	0	0	0	0	0	0	7,700
Koley	0	0	0	0	0	0		3,872
Hausberg	0	0	0	0	0	0	0	2,860
Klein	0	0	0	0	0	0	n/a	8,558

Performance Shares(5)
Carbonari	0	0	0	0	0	0	0	3,676,150
Omtvedt	0	0	0	0	0	0	0	1,782,174
Roche		0	0	0	0	0	0	1,175,004
Koley	0	0	0	0	0	0	0	125,262
Hausberg	0	0	0	0	0	0	0	486,537
Klein	0	0	0	0	0	0	0	1,295,678

Restricted Stock Units
Carbonari	0	0	0	0	0	0	0	788,412
Omtvedt	0	0	0	0	0	0	0	906,560
Roche	0	0	0	0	0	0	0	598,364
Koley	0	0	0	0	0	0	0	542,309
Hausberg	0	0	0	0	0	0	0	243,108
Klein	0	0	0	0	0	0	0	620,813

Excise Tax Gross-up
Carbonari	n/a	n/a	n/a	n/a	n/a	n/a	n/a	6,826,103
Omtvedt	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0
Roche	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0
Koley	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0
Hausberg	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0
Klein	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0

Pension Enhancement
Carbonari	5,324,125	0	0	5,324,125	0	0	0	5,324,125
Omtvedt	317,455	0	0	317,455	0	0	0	476,170
Roche	1,017,710	0	0	1,017,710	0	0	0	1,555,054
Koley	n/a	0	0	n/a	0	0	0	n/a
Hausberg	168,688	0	0	168,688	0	0	0	253,045
Klein	51,312	0	0	51,312	0	0	0	76,968

(1)	This table assumes the specified termination events occurred on December 31, 2009.

(2)	The Health and Related Benefits listed under the “Death” column reflect the incremental value of life insurance benefits above the benefit level applicable to all employees generally.

(3)	The Health and Related Benefits listed under the “Disability” column reflect the amount of the annual disability benefit that exceeds the benefit payable under the plan generally available to all employees.

(4)	The option values are based upon the intrinsic or the “in the money” values on December 31, 2009. Because the exercise price of all non-vested stock options was less than the fair market value of the Company’s stock on that date, the intrinsic value is zero.

(5)	Amounts listed for performance shares assume a payment of the “target” number of shares (including applicable dividend equivalents). In all cases, except following a change in control, actual payments are based on actual Company performance and could be more or less (or zero) than the amount listed above.

A number of Company employee benefit and incentive plans provide for payment upon termination of employment of any participant. If terminated on December 31, 2009, the named executive officers would receive benefits and payments under these plans in addition to the amounts described in the table above.

Stock Options and Performance Share Awards. If terminated on December 31, 2009, named executive officers would be able to exercise vested stock options. All participants have a period of time following termination to exercise stock options and in some cases will be paid performance shares following termination. Executives who terminate prior to retirement for reasons other than death, disability, position elimination, or following a change in control will forfeit the opportunity to earn performance shares with respect to all open performance periods. Any participant terminated as a result of death or disability will be eligible for payment of performance shares based on actual Company performance. Because Messrs. Omtvedt, Roche and Hausberg are retirement-eligible under the Company’s Supplemental Plan, if their employment is terminated, they will be eligible for payment of performance shares based on actual Company performance as soon as practicable following a performance period. The named executive officers will also be eligible for payment of RSUs at the time the RSUs vest, assuming applicable performance targets are achieved. In addition, they will have the full original ten-year exercise period to exercise options granted prior to 2005 and three years (or until the end of the original terms if sooner) to exercise options granted from 2005 until 2009, and the full original seven-year exercise period for options granted in 2009 and after. In the event of termination of employment (other than for just cause) following a change in control, all outstanding performance share opportunities and RSUs become non-forfeitable and are paid out on the date employment is terminated as if the target performance share award was earned and applicable RSU performance targets are achieved (but prorated for the period of actual service prior to termination). All stock options become vested upon a change in control.

Retirement Benefits. Upon termination of employment, participants in the Company’s defined contribution plans (both tax-qualified and nonqualified) may receive a distribution of their account balances. The Nonqualified Deferred Compensation table on page 43 of this Proxy Statement lists each executive officer’s balance under the nonqualified defined contribution plan as of the last fiscal year end. The Company’s tax-qualified defined benefit plan and Supplemental Plan both provide pension benefits upon retirement (as defined in the plans). Messrs. Omtvedt, Roche and Hausberg are all retirement-eligible under the Supplemental Plan and therefore would receive nonqualified pension benefits upon termination of employment. As of December 31, 2009, Messrs. Carbonari and Klein were not retirement-eligible under any of the pension plans and, therefore, would not receive any pension benefits upon termination on December 31, 2009. Mr. Carbonari’s and Mr. Klein’s pension benefits could be paid on or after attainment of earliest retirement age. The Pension Benefits table on page 41 of this Proxy Statement and the narrative and footnotes that follow it provide additional detail on the amount and terms of these pension benefits.

Health and Related Benefits. In addition to the dollar values in the chart above for health and related benefit continuation pursuant to severance and change in control agreements, the named executive officers will receive health and related benefits pursuant to the Company’s benefit plans applicable to employees generally. Because they are currently retirement-eligible, Messrs. Omtvedt, Roche and Hausberg are eligible for retiree medical coverage (until Medicare eligible) upon any termination of employment within the next five years. Messrs. Carbonari, Klein and Koley do not have retiree medical coverage.

Change in Control Agreements. In 2007, the Company entered into new agreements with Messrs. Carbonari, Omtvedt, Roche, Klein and Hausberg to provide each of them with benefits if they are terminated following a change in control of the Company. These agreements replaced similar agreements that had been in place for many years. However, the new agreements incorporated changes due to new tax regulations governing deferred compensation. The new agreements also reflect modifications to certain provisions to make the agreements more favorable to the Company and shareholders. A similar agreement was entered into with Mr. Koley in 2009.

Each agreement states that if, subsequent to a change in control, (1) the Company terminates the executive’s employment for a reason other than disability or cause, or (2) the executive decides to terminate his employment for good reason, the executive will receive:

(i)	2.99 times his base salary, 2.99 times the amount of his annual incentive compensation award and 2.99 times an annual defined contribution plan allocation (and the supplemental profit sharing allocation under the Supplemental Plan) (Mr. Koley’s multiplier is 2 times his base salary instead of 2.99);

(ii)	three additional years of service and earnings credit under our retirement plans and agreements (Mr. Koley’s multiplier is 2 times his base salary instead of 3); and

(iii)	three additional years of coverage under our life, health, accident, disability and other employee plans (Mr. Koley’s multiplier is 2 times his base salary instead of 3).

Payments under these agreements are generally made in a lump sum immediately following termination. For executives hired prior to 2008, if the special excise tax under Section 280G of the Internal Revenue Code applies, and the executive’s payments are not required under the agreement to be reduced to a level that will not trigger the excise tax, the Company will restore amounts lost by the executive officer due to the excise tax (Mr. Koley is not eligible for this restoration). If payments to the executive due to a change in control do not exceed the threshold dollar amount that triggers the excise tax by more than a specified amount, payments to the executive are reduced in order to avoid application of the excise tax. (The Company has not provided these benefits to individuals who have become executives since 2008.) The Company has established a “rabbi” trust with a bank for the purpose of making payments under the agreements. This trust currently is not funded. Any amounts payable under these change in control agreements are reduced by amounts payable under the severance agreements referred to below.

Severance Agreements. In 2007, the Company entered into new agreements with Messrs. Carbonari, Omtvedt, Roche, Klein and Hausberg, to provide each of them with severance benefits without regard to a change in control if the Company terminates their employment for reasons other than disability or cause or if they terminate their employment for good reason. A similar agreement was entered into with Mr. Koley in 2009. The good reason and termination (other than for cause) triggers were chosen because they are standard triggers for severance benefits. Severance payments under the agreements provide compensation to the executives for the non-compete and non-solicitation protections the Company receives. The severance agreements provide the same benefits as those described above for a termination of employment following a change in control except that the multiplier is three for Mr. Carbonari, two in the case of

Messrs. Omtvedt, Roche, Klein and Hausberg and 1.5 for Mr. Koley. Subject to Section 409A of the Internal Revenue Code, all the agreements provide for severance payments spread over a one-year period. All the agreements contain restrictions on soliciting Company employees, competing with the Company and revealing confidential information for a twelve-month period following termination of employment.

The amount of severance payments provided in the change in control and severance agreements reflect competitive benefits in the market for executive talent, based upon advice from an outside compensation consultant, other advisors and the experiences of Compensation Committee members.

Retention Arrangement with Mr. Carbonari. If Mr. Carbonari remains employed until his normal retirement age (or an early retirement date if approved by the Compensation Committee), he will receive a single payment equal to three times his base salary at the time of retirement. This payment is conditioned upon the Compensation Committee’s determination that Mr. Carbonari has continued to perform at a high level. In the event of Mr. Carbonari’s death or disability, the Compensation Committee will review his past performance and, in its discretion, may approve the payment.

Split Dollar Life Insurance. Executive officers (except Messrs. Carbonari, Klein and Koley) would also be entitled to retain a split-dollar life insurance policy in order to provide a death benefit, but any insurance proceeds after death in excess of the death benefit will be returned to the Company.

Compensation Risks

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

The Compensation Committee, with assistance of its independent compensation consultant, extensively reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

•	significant weighting towards long-term incentive compensation discourages short-term risk taking;

•	goals are appropriately set to avoid targets that, if not achieved, result in a large percentage loss of compensation;

•	rolling three-year performance targets discourage short-term risk taking;

•	incentive awards are capped by the Compensation Committee;

•	equity ownership guidelines discourage excessive risk taking; and

•

as a consumer products business, the Company does not face the same level of risks associated with compensation for employees at financial services (traders and instruments with a high degree of risk) or technology companies (rapidly changing markets).

Furthermore, as described in our Compensation Discussion and Analysis, compensation decisions include subjective considerations, which restrain the influence of formulae or objective factors on excessive risk taking.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	17,590,941	(1)	$61.55	6,762,205	(2)

Equity compensation plans not approved by security holders	0		n/a	0

Total	17,590,941		$61.55	6,762,205

(1)	As of December 31, 2009, the number of securities to be issued upon exercise of outstanding stock options was 16,204,866, upon payment of outstanding performance share awards and RSUs were 1,039,200 and 346,875, respectively.

(2)	6,762,205 shares remain available for issuance under the Company’s 2007 Long-Term Incentive Plan, which allows for grants of stock options, performance stock awards, restricted stock awards and other stock-based awards.

Report of the Audit Committee

The Audit Committee of the Board (the “Audit Committee”) is composed of four directors that are “independent” as defined under the New York Stock Exchange Listed Company Manual and Rule 10A-3 of the Exchange Act. The Audit Committee has a written charter that has been approved by the Board. A copy of the Audit Committee Charter is available on the Company’s website at http://www.fortunebrands.com/about/board.cfm. The Audit Committee has appointed (subject to stockholder ratification) PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010.

Management has the responsibility for the Company’s financial statements and overall financial reporting process, including the Company’s systems of internal controls. The independent registered public accounting firm has the responsibility to conduct an independent audit in accordance with generally accepted auditing standards and to issue an opinion thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed the audited financial statements and the Company’s quarterly and annual reports to the SEC with management and the independent registered public accounting firm. Management has confirmed to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has met with the independent registered public accounting firm and discussed matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by the Public Accounting Oversight Board in Rule 3200T. The independent registered public accounting firm has provided an unqualified opinion regarding the Company’s financial statements for the year ended December 31, 2009 and the effectiveness of internal controls over financial reporting as of December 31, 2009.

The Company’s independent registered public accounting firm has also provided to the Audit Committee the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm that firm’s independence. The Audit Committee has also reviewed non-audit services provided by the independent registered public accounting firm and has considered the compatibility of these services with maintaining the auditor’s independence.

Based upon the review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.

Audit Committee

David M. Thomas, Chairman

Pierre E. Leroy

A.D. David Mackay

Ronald V. Waters, III

The Report of the Audit Committee set forth in this Proxy Statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, it shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

Fees of Independent Registered Public Accounting Firm

The independent registered public accounting firm of the Company during the year ended December 31, 2009 was PricewaterhouseCoopers LLP. All PricewaterhouseCoopers LLP services were approved in advance by the Audit Committee. The aggregate fees billed by PricewaterhouseCoopers LLP during the years 2009 and 2008 are set forth in the table below:

Type of Fee	Fiscal Year Ended December 31,
	2009	2008
Audit Fees(1)	$5,180,000	$5,670,000
Audit-Related Fees(2)	$143,000	$795,000
Tax Fees(3)	$1,186,000	$645,000
All Other Fees(4)	$51,000	$40,000

(1)	Audit fees represent the aggregate fees billed by PricewaterhouseCoopers LLP in connection with the audit of the Company’s annual financial statements and the review of the Company’s financial information included in its SEC Form 10-Q filings, as well as the assessment of the effectiveness of the Company’s internal control over financial reporting. For 2009, audit fees also include services relating to debt offerings made by the Company.

(2)	In 2008 and 2009, audit-related services included due diligence services and audits of employee benefit plans. For 2008 only, audit-related services also included agreed upon procedures related to expense report compliance.

(3)	Tax fees represented services which included domestic and international tax compliance, tax planning, customs and transfer pricing services.

(4)	In 2008 and 2009, all other fees primarily included advisory services related to tax software.

Approval of Audit and Non-Audit Services

The Audit Committee has adopted policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee annually reviews the audit and non-audit services to be performed by the independent registered public accounting firm during the upcoming year. The Audit Committee considers, among other things, whether the provision of specific non-audit services is permissible under existing law and whether it is consistent with maintaining the auditor’s independence. The Audit Committee then approves the audit services and any permissible non-audit services it deems appropriate for the upcoming year. The Audit Committee’s pre-approval of non-audit services is specific as to the services to be provided and includes pre-set spending limits. The provision of any additional non-audit services during the year, or the provision of services in excess of pre-set spending limits, must be pre-approved by either the Audit Committee or by the Chairman of the Audit Committee, who has been delegated authority to pre-approve such services on behalf of the Audit Committee. Any pre-approvals granted by the Chairman of the Audit Committee must be reported to the full Audit Committee at its next regularly scheduled meeting. All of the fees described above under audit fees, audit-related fees, tax fees and all other fees for 2009 were pre-approved by the Audit Committee pursuant to its pre-approval policies and procedures.

Item 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010. The Audit Committee and the Board recommend that you ratify this appointment. In line with this recommendation, the Board intends to introduce the following resolution at the Annual Meeting (designated as Item 2):

“RESOLVED, that the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for this Company for the year 2010 is ratified.”

A member of PricewaterhouseCoopers LLP will attend the Annual Meeting to make a statement if he or she desires and respond to appropriate questions that may be asked by stockholders.

The Board of Directors recommends that you vote FOR Item 2.

Item 3

APPROVAL OF AMENDMENTS TO THE COMPANY’S

RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE

FOR THE ELIMINATION OF SUPERMAJORITY VOTING REQUIREMENTS

In response to a favorable vote by stockholders at the Company’s 2009 Annual Meeting of Stockholders on a nonbinding stockholder proposal to eliminate the supermajority vote requirements in the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”), the Nominating and Governance Committee, as well as the Board, reviewed the supermajority vote provisions in the Certificate of Incorporation, and the implications of removing such provisions.

While the Board believes that the vote by a broader consensus of the Company’s stockholders should be required in certain limited circumstances and that such increased voting requirements protect stockholders against self-interested actions of short-term investors, due to significant support on this topic by the Company’s stockholders at the 2009 Annual Meeting of Stockholders and after careful consideration, the Nominating and Governance Committee recommended to the Board of Directors that the supermajority vote provisions be eliminated from the Certificate of Incorporation. The Board agreed with the Nominating Committee’s recommendation and determined that amendments to Article VII and Article VIII, Sections 4 and 5 of the Certificate of Incorporation are advisable and are in the best interests of the Company and its stockholders. Such amendments, if adopted, would eliminate:

1) the requirement of an affirmative vote of 66 2/3% of the votes cast for:

•	changes to the Certificate of Incorporation;
•	a merger or consolidation with another entity;
•	the sale or lease of substantially all the Company’s assets; or
•	the dissolution of the Company; and

2) the requirement of an 80% vote of stockholders for the removal of directors.

A copy of Article VII and Article VIII, Sections 4 and 5 of the Certificate of Incorporation that shows the changes that would be implemented upon stockholder approval of this Item 3 is attached as Appendix A to this Proxy Statement.

In determining whether the elimination of the current requirements of supermajority votes is in the best interests of the Company’s stockholders, the Nominating Committee and the Board considered that such provisions are designed to provide safeguards against takeovers of control of the Company which the Board believes are not in the best interests of the Company and its stockholders. Specifically, the supermajority vote provisions are designed to ensure that stockholders are protected from coercive tactics and receive maximum consideration in a hostile takeover scenario and that certain fundamental changes to the Company’s governance receive the support of a substantial proportion of the Company’s stockholders.

The Board also considered the views of investors who believe that these provisions are inconsistent with principles of good corporate governance in that they limit stockholders’ ability to participate effectively in corporate governance. According to some investors, the requirement of a supermajority vote can limit the ability of a majority of the stockholders at any particular time to effect change by essentially providing a veto to a large minority stockholder or group of stockholders.

Votes Needed

The affirmative vote of at least (i) 50% of the outstanding shares of the Company’s common stock and $2.67 Convertible Preferred Stock, voting together as a single class and (ii) 66 2/3% of the votes cast at the 2010 Annual Meeting is required for approval of the proposed amendments. If approved, the amendments to the Company’s Certificate of Incorporation would become effective upon the filing of Articles of Amendment with the Secretary of State of the State of Delaware, which the Company would do promptly after the 2010 Annual Meeting.

Proxies received by the Board of Directors will be voted in favor of this proposal unless stockholders specify in their proxies a contrary choice.

The Board of Directors recommends that you vote FOR Item 3.

Item 4

APPROVAL OF THE FORTUNE BRANDS, INC.

2010 NON-EMPLOYEE DIRECTOR STOCK PLAN

On April 26, 2005, the Company’s stockholders approved the 2005 Non-Employee Director Stock Plan, which annually granted shares of common stock to each non-employee director of the Company. The plan expired on December 31, 2009. A new stock plan for non-employee directors, the Fortune Brands, Inc. 2010 Non-Employee Director Stock Plan (the “2010 Non-Employee Director Stock Plan” or the “Plan”), is now being proposed for your approval. The 2010 Non-Employee Director Stock Plan is similar to the prior plan. Our Board of Directors believes that the 2010 Non-Employee Director Stock Plan will further align the interests of the non-employee directors with that of the stockholders by increasing their proprietary interest in the Company. The Board of Directors also believes that the Plan will aid the Company in continuing to attract and retain non-employee directors of exceptional ability by supplementing their cash fees. The majority of large corporations provide stock-based plans to non-employee directors and the 2010 Non-Employee Director Stock Plan will permit the Company to maintain its competitive position.

Subject to your approval, the 2010 Non-Employee Director Stock Plan will be effective for the years 2010 through 2019. Under the Plan, each non-employee director will receive an annual grant of the Company’s common stock. Prior to 2009, a set amount of shares was annually granted to each director; however, the Nominating and Corporate Governance Committee (the “Nominating Committee”) evaluated director compensation and determined that the annual stock granted should be based on a set dollar value (currently valued at $115,000) rather than a set number of shares. The number of shares granted will be determined by dividing the fair market value of the Company’s common stock on the grant date into the annual dollar value ($115,000), rounded to the nearest 100 shares. The share grant will continue to follow the Annual Meeting of Stockholders. The shares will be delivered after the Annual Meeting of Stockholders and will be in addition to, not in place of, the annual cash fee and cash fees for committee service.

The Plan will be administered by the Nominating Committee, which will have discretion to award interim or partial grants to directors to reflect partial years of service. However, the Nominating Committee does not otherwise have discretion with respect to the amount of or the terms of any individual grant.

The maximum number of shares that may be issued in the aggregate to non-employee directors under the 2010 Non-Employee Director Stock Plan is 300,000. These shares may consist of authorized but unissued or treasury shares. The number of shares of common stock which a non-employee director may receive per year and the aggregate number of shares which may be issued to non-employee directors under the Plan are subject to stock splits, stock dividends and similar events. The Plan also includes a provision to allow non-employee directors to elect to receive their annual compensation, including the annual, chairperson and/or committee membership fees, in Company common stock rather than cash. This election must be made in the period prior to the quarter in which such fees are paid, subject to the Company’s general policies with respect to “quiet periods” and investment elections during quiet periods. Although a total of 150,000 shares was authorized for issuance under the old plan, we believe that authorizing a greater number of shares is preferable to provide for a set dollar value of the annual award, the provision that allows directors to receive their cash compensation in stock and to provide for grants to additional non-employee directors who might be elected to the Board in the future.

Like the predecessor plan that expired on December 31, 2009, the 2010 Non-Employee Director Stock Plan permits a non-employee director to elect to defer receipt of shares of common stock until a specified date or until the occurrence of a specified event in the future. During the period that receipt of any such shares is deferred, dividends that would have been paid on the shares are also deferred and will accrue interest quarterly from the dates such dividends would have been paid at a rate equal to the average quarterly United States Treasury bill rate and be delivered to the non-employee director, with the deferred shares, on the specified date or upon the death, disability or separation from service of the non-employee director. Upon the occurrence of a change in control, as defined below, any shares of common stock which a non-employee director has elected to defer and any accrued and unpaid dividends (and accrued interest) will be delivered to such non-employee director.

A change in control is defined in the 2010 Non-Employee Director Stock Plan as follows:

•	the acquisition by a person or group of beneficial ownership constituting more than 50% of the outstanding stock of the Company, measured by vote or by value;

•	the acquisition by a person or group, within a 12-month period, of 35% or more of the total voting power of the outstanding stock of the Company;

•	a majority of our current Board of Directors, or their successor directors, are replaced during any 12-month period; or

•

a sale of a substantial portion of the Company’s assets (40% or more of the total value) within a 12-month period, unless the recipient of the assets is (i) a subsidiary of the Company, (ii) Company stockholder(s) owning 50% or more of the total value or voting power of the Company, or (iii) an entity at least 50% owned by such Company stockholder(s) described in (ii); provided, however, that the assets are not distributed to a Company shareholder in exchange for Company stock.

The Board of Directors retains the right to amend or terminate the Plan, subject to compliance with Section 16 of the Exchange Act and stockholder approval requirements.

Under current federal income tax laws, a non-employee director will realize taxable income, and the Company will be entitled to a tax deduction, when the shares of common stock are delivered to the non-employee director in an amount equal to the fair market value of the shares on the date of grant.

New Plan Benefits. If the Fortune Brands, Inc. 2010 Non-Employee Director Stock Plan is approved by stockholders, non-employee director participants will receive the aggregate benefits described in the following table in 2010, depending on the price per share of common stock on the grant date.

Name and Position	Dollar value ($)	Number of shares

Executive Group	N/A	N/A

Non-Employee Director Group*	$1,035,000 ($115,000 per director)	2,700*

Non-Executive Officer Employee Group	N/A	N/A

*	Assuming participation of all nine current non-employee directors and a per share stock price of $43.20 on the grant date, which was the closing stock price on December 31, 2009 and is used only for purposes of estimating the share amounts. The actual number of shares will depend on the stock price on the grant date and will be rounded to the nearest 100 shares.

Accordingly, we recommend that you approve adoption of the 2010 Non-Employee Director Stock Plan. The Plan is set forth in full in Appendix B of this Proxy Statement. The description above is qualified in its entirety by reference to the full text. The resolutions (designated as Item 4) to approve the 2010 Non-Employee Director Stock Plan is as follows:

“RESOLVED, that the Fortune Brands, Inc. 2010 Non-Employee Director Stock Plan submitted to this Annual Meeting of Stockholders and shown in Appendix B of this Proxy Statement, is approved.”

The Board of Directors Recommends that you vote FOR Item 4.

Item 5

SPECIAL SHAREOWNER MEETINGS

The Company is informed that a stockholder, Kenneth Steiner, whose address is 14 Stoner Avenue, 2M, Great Neck, New York 11021, intends to introduce at the Annual Meeting the following resolution (designated as Item 5). The Company has been notified that Mr. Steiner held 700 shares of the Company’s common stock for at least one year prior to his submission of this proposal and that he has agreed to hold a minimum required number or dollar amount of such common stock until the Annual Meeting.

5 – Special Shareowner Meetings

RESOLVED, Shareowners ask our board to take the steps necessary to amend our bylaws and each applicable governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by laws above 10%) the power to call special shareowner meetings. This includes multiple shareowners combining their holdings to equal the 10%-of-outstanding-common threshold. This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by state law) that apply only to shareowners but not to management and/or the board.

Special meetings allow shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call special meetings investor returns may suffer. Shareowners should have the ability to call a special meeting when a matter merits prompt attention. This proposal does not impact our board’s current power to call a special meeting.

This proposal topic also won more than 60% support the following companies in 2009: CVS Caremark (CVS), Sprint Nextel (S), Safeway (SWY), Motorola (MOT) and R. R. Donnelley (RRD).

The merits of this Special Shareowner Meetings proposal should also be considered in the context of the need for improvements in our company’s 2009 reported corporate governance status:

One-year terms for our directors won our following shareholder support at our previous annual meetings: 66% in 2006, 68% in 2007 and 74% in 2008. The 74%-support in 2008 even exceeded a majority of all shares outstanding. In 2009 the Simple Majority vote topic to change our charter won 76%-support which also exceeded a majority of all shares outstanding. The Council of Institutional Investors www.cii.org recommends that management adopt shareholder proposals upon receiving their 50%-plus vote.

The granting of stock option awards, twice in one fiscal period for our CEO, raised concern over the link between executive pay and company performance given that small increases in the company’s share price can result in large financial awards. Our company used earnings per share as a “double dipping” primary metric for both the annual bonus awards and the performance share awards.

We had no shareholder right to annual election of each director, cumulative voting, to call a special meeting, to act by written consent or to an independent chairman. Shareholder proposals to address these topics have received majority votes at other companies and would be excellent topics for our next annual meeting.

Directors David Mackay, Richard Goldstein and Pierre Leroy received most against-votes (33% to 37%) and yet held six of the 13 seats on our most important board committees.

The above concerns show there is need for improvement. Please encourage our board to respond positively to this proposal: Special Shareowner Meetings – Yes on 5.

Board of Directors Statement Relating to Item 5:

The Board recommends that you vote AGAINST Item 5.

The Board of Directors does not believe that it is appropriate to enable holders of only 10% of our outstanding stock, regardless of the holding period of this ownership stake, to have an unlimited ability to call special meetings for any purpose and at any frequency rather than waiting until the next annual meeting. The Board believes that enacting Mr. Steiner’s proposal is costly to the Company and its stockholders, unnecessary, burdensome to management and the Board, difficult to implement as proposed, and would not be in the best interests of the Company and its stockholders.

The Proposal Encourages Short-Term Focus

Stockholders have the right to nominate directors and make proposals at the Annual Meeting. Allowing stockholders to call special meetings permits a short-term holder to take advantage of short-term market conditions and propose precipitous action for a quick gain to the long-term detriment of the Company, its stockholders, its employees and its other stakeholders.

The Proposal is Unnecessary

The proposal is unnecessary because stockholders already have other mechanisms by which to communicate with the Board and other stockholders. The Company has a proactive investor relations program and invites communication with shareholders. For example, stockholders have the ability to make director nominations and submit proposals for inclusion in the Company’s annual proxy statement (see pages 61 and 62 of this Proxy Statement for instructions). Stockholders may also attend the Annual Meeting and raise questions and discuss their concerns with the Board at these meetings. Stockholders also have the ability to recommend director nominees to the Nominating and Corporate Governance Committee and to communicate concerns to the Nominating and Corporate Governance Committee, the Lead Director or any independent director outside of the framework of the annual meeting (see pages 11 and 12 of this Proxy Statement).

Contrary to the suggestion by Mr. Steiner that stockholders need the right to call special meetings to protect their interests in the case of extraordinary events involving the Company, Fortune Brands’ stockholders already have a right to vote on significant matters. This right is protected by state law and other regulations. Delaware law requires that major corporate actions, such as a merger or substantial sale of all of the Company’s assets, be approved by stockholders. In addition, the New York Stock Exchange requires listed companies to obtain stockholder approval for equity compensation plans or significant issuances of securities.

Current By-Law Provisions Allow for Special Meetings

Consistent with Delaware law, the Company’s by-laws provide that special meetings of the stockholders may be called by the Chairman of the Board, the President or by a vote of the majority of the Board. The Board believes that the current by-law provision is appropriate for a public company of our size because it allows the Board and senior management, consistent with their fiduciary obligations, to exercise their judgment to determine when it is in the best interests of our stockholders and the Company to convene a special meeting. The Board believes that implementing this proposal would allow an individual (or small group) holding only 10% of the Company’s common stock to exert undue influence in order to serve a narrow purpose. The Board believes that the current by-law provisions safeguard the broader interests of the majority of stockholders.

Significant Financial and Administrative Costs

Mr. Steiner’s proposal would allow a single stockholder (or a small group of stockholders) holding just 10% an unlimited ability to call special meetings and to consider matters that may only serve the interests of that small minority of stockholders. Stockholder meetings impose substantial administrative and financial burdens on the Company because of the significant legal costs involved in preparing disclosure documents as well as printing and mailing costs. The Board feels that adopting such a standard would present a burden of significant cost and financial resources and would create significant disruption to management’s ability to fully manage the day-to-day operations of the Company. The burden on management and the Board, as well as the costs, to address a possibly unlimited number of special meetings are excessive when stockholders have other means to communicate with the Board.

The Proposal is Unworkable

Mr. Steiner’s proposal is vague and unclear, making implementation of the proposal difficult. The proposal prohibits the requested change to the text of the charter and/or bylaws from including any exceptions or exclusion conditions that apply only to stockholders, but not to management and/or the Board. Mr. Steiner’s proposal may be read to prohibit the Company from imposing any procedural requirements on the right of holders of at least 10% to call special meetings. Under Mr. Steiner’s proposal, stockholders would not be required to meet any conditions to call a meeting such as identifying themselves, stating their interest in the subject matter or specifying the time and notice requirements. Conditions to submitting matters for stockholder vote or calling a meeting are administratively necessary.

Less than half of the companies in the S&P 500 give their stockholders the ability to call special meetings.

Strong Corporate Governance Practices and Changes

The Board of Directors is deeply committed to maintaining a strong corporate governance program. The Nominating and Corporate Governance Committee regularly considers and evaluates corporate governance developments and the Company’s practices. The Board of Directors has demonstrated its commitment to corporate governance and in recognition of the growing sentiment of the Company’s stockholders, the Board of Directors:

•

In 2004, eliminated the Company’s rights plan (poison pill) and adopted a policy that the Board will seek stockholder approval of a new rights plan prior to adoption, or under certain circumstances, if prior stockholder approval is not feasible, the retention of the rights plan will be voted on at the next annual meeting;

•	In 2006, adopted majority voting for the election of directors; and

•	In 2009, adopted amendments to our Restated Certificate of Incorporation to declassify the board structure and allow stockholders to elect each director annually.

The Board of Directors is also recommending that stockholders vote to eliminate supermajority voting requirements from the Company’s Restated Certificate of Incorporation at this Annual Meeting. These recent actions taken by the Board of Directors reflect its commitment to sound corporate governance practices.

For the foregoing reasons, the Board of Directors does not believe that the approval of Item 5 is needed or advisable, or is in the best interests of the Company and its stockholders.

The Board of Directors recommends that you vote AGAINST Item 5.

CERTAIN INFORMATION REGARDING SECURITY HOLDINGS

We have listed below, as of March 4, 2010 (except as otherwise indicated), the beneficial ownership of common stock of Fortune Brands, Inc. by (a) each director, (b) the executive officers of the Company listed on page 33, (c) directors and executive officers of the Company as a group, and (d) each person known by us to be the beneficial owner of more than five percent of our outstanding common stock. The table is based on information we received from the nominees, other directors and executive officers, our Corporate Employee Benefits Committee, the Trustee of our defined contribution plan, and filings made with the SEC. Unless otherwise indicated, the business address of each of the Company’s directors and executive officers is the same as the Company’s address:

Name	Amount and Nature of Beneficial Ownership (1)(2)(3)(4)(5)(6)	Percent of Class (7)

T. Rowe Price Associates, Inc.(8)	13,702,229	9.01
Fisher Investments (9)	7,893,817	5.19
UBS AG(10)	7,869,965	5.17
BlackRock, Inc. (11)	7,754,845	5.10
Bruce A. Carbonari	719,322	*
Richard A. Goldstein	8,100	*
Ann F. Hackett (12)	2,787	*
Mark Hausberg	243,777	*
Christopher J. Klein	324,905	*
Patrick J. Koley	3,371	*
Pierre E. Leroy	15,628	*
A. D. David Mackay	7,600	*
Craig P. Omtvedt	503,871	*
Mark A. Roche	489,191	*
Anne M. Tatlock	25,340	*
David M. Thomas	28,188	*
Ronald V. Waters, III	4,926	*
Norman H. Wesley	1,105,976	*
Peter M. Wilson (13)	28,107	*
Directors and executive officers as a group (16 persons)	3,530,784	2.32

*	Less than 1%

(1)	To the best of our knowledge, each director and executive officer has sole voting and investment power with respect to shares shown above, other than with respect to the shares listed in Notes (3), (4) and (13) below. Inclusion of such shares does not constitute an admission by any nominee, director or executive officer that he or she is the beneficial owner of such shares.

(2)	Includes the following number of shares attributable to Company contributions under the Company’s Retirement Savings Plan (“RSP”):

Name	Number of Shares
Bruce A. Carbonari	3,139
Mark Hausberg	1,311
Craig P. Omtvedt	1,531
Mark A. Roche	10,140
Norman H. Wesley	9,871

Also includes the number of shares attributable to employee contributions under the RSP as follows:

Name	Number of Shares
Bruce A. Carbonari	11,938
Mark Hausberg	0
Craig P. Omtvedt	1,316
Mark A. Roche	5,730
Norman H. Wesley	6,246

The Trustee of the RSP has agreed to vote the shares it holds in the Trust in accordance with instructions received from participants of the RSP and shares as to which instructions are not received are voted by the Trustee proportionally in the same manner as shares as to which the Trustee has received instructions. The number shown in the table above includes 51,222 shares of common stock held on March 4, 2010 by the Trustee of the RSP (including certain of those referred to above) which number is equivalent as of that date to the undivided proportionate beneficial interests of the directors and executive officers of the Company in all such shares.

(3)	Includes the following number of shares with respect to which the following directors and executive officers have the right to acquire beneficial ownership within 60 days of the date of this table:

Name	Number of Shares
Bruce A. Carbonari	659,858
Richard A. Goldstein	0
Ann F. Hackett	0
Mark Hausberg	213,573
Christopher J. Klein	304,552
Patrick J. Koley	0
Pierre E. Leroy	6,778
A. D. David Mackay	0
Craig P. Omtvedt	434,264
Mark A. Roche	407,838
Anne M. Tatlock	13,120
David M. Thomas	15,088
Ronald V. Waters, III	0
Norman H. Wesley	938,237
Peter M. Wilson	10,496

(4)	Includes 3,022,606 shares of which the directors and executive officers as a group had the right to acquire beneficial ownership pursuant to the exercise on or before May 3, 2010 of options granted by the Company. Inclusion of such shares does not constitute an admission by any nominee, director or executive officer that he or she is the beneficial owner of such shares.

(5)	To the best of the Company’s knowledge, none of the director nominees, Class I and II directors or executive officers who are not directors, have pledged shares of the Company’s stock as security.

(6)	To the best of the Company’s knowledge, directors and executive officers did not own any shares of $2.67 Convertible Preferred Stock of Fortune Brands, Inc.

(7)	The percentage calculations set forth in the table are based on 151,980,799 shares of common stock outstanding on February 26, 2010, rather than based on the percentages set forth in Schedules 13G filed with the SEC.

(8)	We have been informed by T. Rowe Price Associates, Inc. (“TRowe”) in a report on Schedule 13G/A dated February 12, 2010 that TRowe (a) is a registered investment advisor and (b) has sole voting power over 3,287,250 shares, shared voting power over no shares, sole dispositive power over 13,702,229 shares and shared dispositive power over no shares. These securities are owned by various individual and institutional investors for which TRowe serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, TRowe is deemed to be a beneficial owner of such securities; however, TRowe expressly disclaims that it is, in fact, the beneficial owner of such securities. The principal business address of TRowe is 100 E. Pratt Street, Baltimore, MD 21202.

(9)	We have been informed by Fisher Investments (“Fisher”) in a report on Schedule 13G dated February 12, 2010, that Fisher (a) is a registered investment advisor and (b) has sole voting power over 7,641,000 shares, shared voting power over no shares, sole dispositive power over 7,893,817 shares and shared dispositive power over no shares. The principal business address of Fisher Investments is 13100 Skyline Blvd., Woodside, CA 94062.

(10)	We have been informed by UBS AG in a report on Schedule 13G/A dated February 5, 2010, filed to reflect the securities beneficially owned by the UBS Global Asset Management business group of UBS AG and its subsidiaries and affiliates on behalf of its clients, that UBS AG (a) is classified as a Bank as defined in Section 3(a)(6) of the Securities Act (b) has sole voting power over 6,895,292 shares, shared voting power over no shares, sole dispositive power over no shares and shared dispositive power over 7,869,965 shares. UBS AG disclaims beneficial ownership of such securities pursuant to Rule 13d-4 under the Securities Exchange Act of 1934. The principal business address of UBS AG is Bahnhofstrasse 45, PO Box CH-8021, Zurich, Switzerland.

(11)

We have been informed by BlackRock, Inc. (“BlackRock”) in a report on Schedule 13G dated January 20, 2010, that BlackRock (a) is a parent holding company or control person and (b) has sole voting power over 7,754,845 shares, shared voting power over no shares, sole dispositive power over 7,754,845 shares and shared dispositive power over no shares. The principal business address of BlackRock is 40 East 52nd Street, New York, NY 10022.

(12)	Mrs. Hackett deferred receipt of 3,000 shares until her retirement from the Board, which shares are not included in the number on the chart.

(13)	Includes 17,611 shares held by Mr. Wilson’s wife.

See “Equity Compensation Plan Information” on page 48 for certain information regarding our equity compensation plans, which information is incorporated by reference herein.

Section 16(a) Beneficial Ownership Reporting Compliance

Each director and executive officer of the Company who is subject to Section 16 of the Exchange Act is required to file reports regarding their ownership and changes in their ownership of our equity securities with the SEC. Reports received by the Company indicate that all these directors and executive officers have filed all requisite reports with the SEC on a timely basis during or for 2009, with one exception. Mr. Hausberg did not file one report, disclosing the exercise of 2,196 shares and swap of 1,563 shares in payment of the exercise price, in a timely manner. All participants in the Company’s Long-Term Incentive Plans are required to use the Company’s stock option plan administrator to exercise stock options issued under such plans. The stock option plan administrator failed to notify the Company in a timely manner that Mr. Hausberg’s transaction was completed. A Form 4 reporting the transaction was filed one day after the 2-day filing period lapsed when Mr. Hausberg requested confirmation of the filing.

SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

What governs stockholder proposals and nominations?

Our Restated Certificate of Incorporation as well as our By-laws contain procedures for stockholder nomination of directors. Our By-laws contain procedures for other stockholder proposals to be presented before annual stockholder meetings.

Who can make a nomination?

According to our Restated Certificate of Incorporation, any record owner of stock entitled to be voted generally in the election of directors may nominate one or more persons for election as a director at a stockholders’ meeting at least 120 days prior to the Annual Meeting.

How do I go about making a nomination?

If you are a record owner of stock and you wish to make a nomination, you must notify the Secretary, in writing, of your intent to make a nomination. Written notice must be submitted 120 days before the Annual Meeting, that is, by December 27, 2010 for the 2011 Annual Meeting (assuming the 2011 Annual Meeting is held on April 26, 2011), and it must include:

•	the names and addresses of you and any other stockholder who intends to appear in person or by proxy to make the nomination, and the name and address of the person(s) to be nominated;

•	a description of all arrangements or understandings between you and each nominee and any other person(s) (naming them) pursuant to which the nomination is to be made;

•	any other information regarding each of your proposed nominees that would be required to be included in a proxy statement; and

•	the consent of each nominee to serve if elected.

In addition to the notice requirements in the Company’s Restated Certificate of Incorporation, the Company’s By-laws require that the following information is required to be submitted by stockholders making director nominations:

•	the class or series and number of our stock that are directly or indirectly owned beneficially or of record by you;

•

whether and the extent to which you have entered into any hedging or other transactions, or any other agreement, arrangement or understanding the effect of which was to increase or decrease your voting power; and

•

a representation whether you intend (or you are part of a group) that intends to (a) deliver a proxy statement or form of proxy to a percentage of the Company’s outstanding stock required to approve the item or (b) solicit proxies from stockholders in support of the item.

Who can make a proposal?

According to the By-laws, a proposal or other business to be considered at the Annual Meeting of Stockholders can be made by a person who is a stockholder of record.

How do I go about making a proposal?

If you are a record owner of stock and you wish to make a proposal, you must notify the Secretary, in writing, of your intent. You must give your written notice no later than 90 days nor earlier than 120 days before the anniversary of the prior year’s Annual Meeting, that is, by December 28, 2010, but no later than January 27, 2011 for the 2011 Annual Meeting (assuming the 2010 Annual Meeting is held on April 27, 2010), and it must include:

•

a brief description of the business to be brought before the meeting, the reasons for conducting the business and any material interest that you or the beneficial owners, if any, on whose behalf you are making the proposal may have in the business;

•	your name and address as it appears on our books;

•	the class or series and number of shares of our stock that are directly or indirectly owned beneficially or of record by you;

•

whether and the extent to which you have entered into any hedging or other transactions, or any other agreement, arrangement or understanding the effect of which was to increase or decrease you voting power;

•	a representation that you are a holder of record entitled to vote and that you intend to appear in person or by proxy at the Annual Meeting and present your proposal; and

•

a representation whether you intend (or you are part of a group) that intends to (a) deliver a proxy statement or form of proxy to a percentage of the Company’s outstanding stock required to approve the item or (b) solicit proxies from stockholders in support of the item.

The By-laws also provide that stockholders who wish to have a proposal included in the Company’s Proxy Statement must comply with the applicable requirements of the Exchange Act, as well as its rules and regulations. Such stockholders also have the benefit of the rights provided by Rule 14a-8 of the Exchange Act. To be eligible under Rule 14a-8 for inclusion in the Company’s Proxy Statement and accompanying proxy at the next Annual Meeting of Stockholders currently scheduled to be held on April 26, 2011, stockholder proposals must be received by the Company on or before November 12, 2010.

A copy of the Restated Certificate of Incorporation and By-law provisions is available upon written request to Mr. Mark A. Roche, Senior Vice President, General Counsel and Secretary, Fortune Brands, Inc., 520 Lake Cook Road, Deerfield, Illinois 60015. The person presiding at the meeting is authorized to determine if a proposed matter is properly before the meeting or if a nomination is properly made.

MISCELLANEOUS

The distribution of this Proxy Statement with respect to the Company’s 2010 Annual Meeting of Stockholders is accompanied by the financial statements and other financial information as required by Securities and Exchange Commission rules. A copy of the Company’s Annual Report on Form 10-K as filed with the SEC for its last fiscal year, including any financial statements and financial statement schedules to the Form 10-K, will be made available to stockholders without charge, upon written request to Mr. Mark A. Roche, Senior Vice President, General Counsel and Secretary, Fortune Brands, Inc., 520 Lake Cook Road, Deerfield, Illinois 60015. The Company will furnish any exhibits to Form 10-K to each stockholder requesting them upon payment of a fee of $.10 per page to cover its cost.

Our Board is soliciting this proxy. The Company will bear the expense of soliciting proxies for this meeting, including mailing costs. In addition to mailing copies of this material to stockholders, we will request that persons who hold stock in their names or custody, or in the names of nominees, for the benefit of others, forward copies of these materials to the beneficial owners of our stock, and request the authority to execute the proxies. To assure that there is sufficient representation at the meeting, our officers and regular employees may solicit proxies by telephone, facsimile, or in person. In addition, we have retained Georgeson Shareholder Communications Inc., to aid in soliciting proxies for a fee, estimated at $10,500, plus reasonable out-of-pocket expenses. Our total expenses will depend upon the volume of shares represented by the proxies received promptly in response to the Notice of Meeting and Proxy Statement.

Stockholders who do not intend to be present at the meeting are urged to send in their proxies without delay or vote their proxies by telephone or through the Internet. Prompt response is helpful, and your cooperation will be appreciated.

Multiple Stockholders Having the Same Address

If you and other residents at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one Annual Report and Proxy Statement for each company in which you hold stock through that broker or bank. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you did not respond that you did not want to participate in householding, the broker or bank will assume that you have consented, and will send only one copy of our Annual Report on Form 10-K and Proxy Statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this Proxy Statement or our Annual Report, or if you wish to receive individual copies of our Proxy Statements and Annual Reports for future meetings, we will send a copy to you if you call Alvin Santiago, Manager of Shareholder Services, at (847) 484-4538, or write him at Fortune Brands, Inc., 520 Lake Cook Road, Deerfield, Illinois 60015.

If you and other residents at your mailing address are registered stockholders and you receive more than one copy of the Annual Report and Proxy Statement, but you wish to receive only one copy, you must request, in writing, that the Company eliminate these duplicate mailings. To request the elimination of duplicate copies, please write to Wells Fargo Shareowner Services, P. O. Box 64874, St. Paul, Minnesota 55164-0874.

Other Matters

The Company knows of no other matters to be submitted to the stockholders at the meeting. If any other matters properly come before the meeting, people named in the enclosed proxy will vote the shares they represent in accordance with the recommendation of the Board.

March 8, 2010

APPENDIX A

ARTICLE VII AND ARTICLE VIII, SECTIONs 3, 4 and 5

OF THE RESTATED CERTIFICATE OF INCORPORATION OF INCORPORATION

OF FORTUNE BRANDS, INC.

PROPOSED AMENDMENTS

~~ARTICLE VII~~

~~1. Except as otherwise provided in Section 2 of this Article VII, in addition to any affirmative vote required by law, this Certificate of Incorporation or the By-laws of the Company, the affirmative vote of at least 66  2/3% of the votes cast by the stockholders of the Company, voting together as a single class at a meeting at which a quorum is present, shall be required for (i) the adoption of any amendment to, or repeal of any provision of, this Certificate of Incorporation (other than the adoption of any amendment authorized pursuant to Section 3 of Article IV of this Certificate of Incorporation or the increase or decrease of the number of shares of any series of Preferred Stock or the elimination thereof by action of the Board of Directors as authorized by the General Corporation Law of Delaware), (ii) any merger or consolidation of the Company with or into any other corporation, (iii) any sale or lease of all or substantially all of the assets of the Company to any other corporation, person or other entity or (iv) the dissolution of the Company. Except as otherwise provided in Section 2 of this Article VII, such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, in other provisions of this Certificate of Incorporation, by law, in any agreement with any national securities exchange or otherwise.~~

~~2. Nothing contained in Section 1 of this Article VII shall require the approval of the stockholders of the Company to authorize (i) a merger or consolidation in which the Company is the surviving corporation if (A) the agreement of merger does not amend in any respect this Certificate of Incorporation, (B) each share of stock of the Company outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the Company after the effective date of the merger, and (C) either no shares of Common Stock of the Company and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of Common Stock of the Company to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of Common Stock of the Company outstanding immediately prior to the effective date of the merger, or (ii) a merger into the Company of any other corporation if at least 90% of the outstanding shares of each class of stock of such other corporation is owned by the Company.~~

Amended Section 4 of Article VIII of Restated Certificate of Incorporation:

4. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, any one or more directors of the Company may be removed, only for cause, only by the affirmative vote of a

A-1

majority of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, at any annual meeting of stockholders of the Company or at any special meeting of stockholders of the Company, the notice of which shall state that the removal of a director or directors is among the purposes of the meeting.

Amended Section 5 of Article VIII of Restated Certificate of Incorporation:

~~5. Notwithstanding any other provision of this Certificate of Incorporation or the By-laws of the Company (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-laws of the Company), the affirmative vote of at least 80% of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article VIII; provided, however, that the preceding provisions of this Section 5 shall not apply to any amendment to this Article VIII, and such amendment shall require only such affirmative vote as is required by law and any other provisions of this Certificate of Incorporation or the By-laws of the Company, if such amendment shall have been approved by at least three-fourths of the members of the Board of Directors then in office.~~

A-2

APPENDIX B

FORTUNE BRANDS, INC.

2010 NON-EMPLOYEE DIRECTOR STOCK PLAN

1.	Purpose of Plan

The purpose of the Fortune Brands, Inc. 2010 Non-Employee Director Stock Plan (the “Plan”) is to enable Fortune Brands, Inc. (“Fortune Brands”) to provide its non-employee directors (as defined below) with shares of common stock of Fortune Brands (“Common Stock”) and to attract and retain non-employee directors of exceptional ability and further align their interests with those of the other stockholders of Fortune Brands by increasing their proprietary interests in Fortune Brands.

2.	Administration of Plan

The Plan shall be administered by the Nominating and Corporate Governance Committee of the Board of Directors of Fortune Brands (the “Committee”). The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for administering the Plan and to make changes in such rules.

3.	Participation

All non-employee directors shall participate in the Plan. The term “non-employee director” means a member of the Board of Directors of Fortune Brands who, at the time of performance of the services relevant to payment under the Plan, is not an employee of Fortune Brands or any subsidiary.

4.	Annual Payment of Shares of Common Stock

(a) Subject to all the terms and conditions of the Plan, each non-employee director shall receive such number of shares of Common Stock per year for services as a non-employee director during such year, as determined from time to time by the Committee, which number shall initially be set at the number of shares equal in value to $115,000, as determined by the closing stock price on the New York Stock Exchange on the date of each grant. To be entitled to receive such shares with respect to any year, a non-employee director must be serving as such immediately following the Annual Meeting of stockholders of Fortune Brands held during such year; provided, however, that the Committee in its discretion may award interim or partial grants to eligible directors to reflect partial years of service by eligible directors who are elected or appointed to the Board of Directors after the most recent Annual Meeting. Certificates representing such shares or such other evidence of ownership permitted under Fortune Brands’ By-laws shall be delivered to such non-employee director after such Annual Meeting.

(b) A non-employee director may elect to defer receipt of shares of Common Stock under this Section 4. The election shall be irrevocable and must (i) be made in writing to the Secretary of Fortune Brands before the November 1 immediately preceding the year in which the non-employee director becomes entitled to receive shares of Common Stock, and (ii) specify the future date or dates on which the shares of Common Stock are to be distributed, or specify that distribution of the shares of Common Stock will be upon the death, disability, or separation from service of the non-employee director, in a manner consistent with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

Upon the distribution date or event, certificates (or such other evidence of ownership permitted under Fortune Brands’ By-laws) representing the shares of Common Stock that have been deferred pursuant to this Section 4(b) shall be delivered to the non-employee director or, in the case of that individual’s death, to his or her beneficiary, together with an amount representing the dividends on such shares that would have been paid prior to such distribution date or event if receipt of such shares had not been deferred (“unpaid dividends”), together with interest on such unpaid dividends, calculated at a rate equal to the average quarterly United States Treasury bill rate and accrued quarterly from the respective dates such dividends would have been paid. The obligation of Fortune Brands to make payment of any deferred shares of Common Stock or any unpaid dividends (and interest) as provided in this Section 4(b) is not required to be funded.

(c) An election by a non-employee director pursuant to Section 4(b) to defer receipt of any shares of Common Stock shall confer no rights upon such non-employee director, as a stockholder of the Company or otherwise, with respect to such shares, but shall confer only the right to receive such shares and unpaid dividends (and interest) as and when provided in Section 4(b).

(d) Notwithstanding anything to the contrary in Section 4(b) or 4(c), in the event a non-employee director has elected to defer receipt of shares of Common Stock pursuant to Section 4(b) and in the event of such person’s death prior to receipt, such shares and any unpaid dividends (and interest) provided for in Section 4(b) shall be promptly paid to the beneficiary or beneficiaries designated by such person in writing to the Secretary of Fortune Brands or, if no beneficiary has been so designated, to such person’s estate.

(e) Notwithstanding anything to the contrary in Section 4(b) or 4(c), in the event a non-employee director has elected to defer receipt of shares of Common Stock pursuant to Section 4(b) and in the event of a Change in Control (as defined in this Section 4(e)), such shares and any unpaid dividends (and interest) provided for in Section 4(b) shall be promptly paid to such non-employee director. A “Change in Control” means the first to occur of any of the following events, but only to the extent such event is a change in control for purposes of Section 409A of the Code:

i.	Change in ownership of Fortune Brands. A change in the ownership of Fortune Brands is deemed to occur on the date that any one person, or more than one person acting as a group (as described in paragraph (iv)), acquires ownership of stock of Fortune Brands that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of Fortune Brands. However, if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of Fortune Brands, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the corporation. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which Fortune Brands acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section. This section applies only when there is a transfer or issuance of stock of Fortune Brands and the stock remains outstanding after the transaction.

ii.	Change in effective control of Fortune Brands. A change in the effective control of Fortune Brands occurs on the date that either (A) any one person, or more than one person acting as a group (as described in paragraph (iv)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Fortune Brands possessing 35 percent or more of the total voting power of the stock of Fortune Brands; or (B) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. If any one person, or more than one person acting as a group, is considered to effectively control Fortune Brands, the acquisition of additional control of Fortune Brands by the same person or persons is not considered to cause a change in the effective control of Fortune Brands.

iii.	Sale of a substantial portion of Fortune Brands’ assets. A change in the ownership of a substantial portion of Fortune Brands’ assets occurs on the date that any one person or persons acting as a group acquire (or have acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from Fortune Brands that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of Fortune Brands immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of Fortune Brands, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. A transfer of assets to an entity that is controlled by the shareholders of Fortune Brands immediately after the transfer, or a transfer of assets by Fortune Brands to any of the following, is not considered to be a change in the ownership of a substantial portion of Fortune Brands’ assets for purposes of this paragraph: (A) a shareholder of Fortune Brands (immediately before the asset transfer) in exchange for or with respect to its stock; (B) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by Fortune Brands; (C) a person, or more than one person acting as a group, who owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of Fortune Brands; or (D) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (C). For purposes of this paragraph (iii) and except as otherwise provided, a person’s status is determined immediately after the transfer of the assets. For example, a transfer to a corporation in which Fortune Brands has no ownership interest before the transaction, but which is a majority-owned subsidiary of Fortune Brands after the transaction is not treated as a change in the ownership of the assets of Fortune Brands.

iv.	Persons will not be considered to be acting as a group solely because they purchase or own stock of Fortune Brands at the same time or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with Fortune Brands. If a person, including an entity, owns stock in Fortune Brands and another corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar transaction with Fortune Brands, such shareholder is considered to be acting as a group with other shareholders of the other corporation only with respect to their ownership interest in that corporation prior to the transaction.

(f) The right to receive shares of Common Stock, the receipt of which has been deferred by a non-employee director pursuant to Section 4(b) shall not be transferable by such non-employee director otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code. The shares issued pursuant to this Section 4 shall be in addition to any other fees to which a non-employee director may be entitled.

5.	Election to Receive Fees in Common Stock

(a) The Company generally pays certain fees, including, but not limited to, an annual retainer, meeting fees and chairperson fees, to non-employee directors in cash. Each non-employee director shall have the right to elect, at any time, subject to Fortune Brands’ general policies with respect to “quiet periods” and investment elections during such quiet periods, to receive payment of all such fees in shares of Common Stock of Fortune Brands, and shall have the right, at any time, to reverse such an election, by filing with the Committee, or such person as the Committee shall designate, a Payment Election Form, as attached hereto as Annex A. Any election to receive fees in shares of Common Stock, or any reversal of such an election, will become effective three months after the date the Payment Election Form is filed with Fortune Brands.

(b) If an election is made pursuant to Section 5(a) of the Plan then, after the election becomes effective, Fortune Brands shall pay any amounts due to the non-employee director that are subject to the election in whole shares of Common Stock, except that the value of any fractional share shall be paid in cash. The number of shares of Common Stock to be issued to the non-employee director shall be equal to a fraction, the numerator of which is the amount to be paid to the non-employee director and the denominator of which is the average of the high and low prices of the Common Stock on the national exchange on which the stock is listed on the last day of trading that immediately precedes the date of issue. To eliminate any fractional shares, to the extent the fraction is not equal to a whole number, it shall be rounded down to the next whole number, which shall be subtracted from the amount to be paid to the non-employee director and the difference shall be paid to the non-employee director in cash.

6.	Taxes

Fortune Brands shall have the power and the right to deduct or withhold, or require a non-employee director to remit to Fortune Brands, a cash amount sufficient to satisfy federal, state, and local taxes, required by law or regulation to be withheld with respect to any distribution or other taxable event arising under the Plan. Any taxes that are required to be withheld upon delivery of shares of Common Stock issued pursuant to the Plan to a non-employee director shall be paid to Fortune Brands in cash by such non-employee director unless deducted and withheld from any cash fees payable by Fortune Brands to such non-employee director or paid by such non-employee director in shares of Common Stock in an exempt transaction under Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”).

7. Limitations and Conditions

(a) The total number of shares of Common Stock that may be issued to non-employee directors under the Plan is 300,000. Such total number of shares may consist, in whole or in part, of authorized but unissued shares or shares held in Fortune Brands’ treasury. The foregoing number may be increased or decreased by the events set forth in Section 8 below.

(b) Prior to each issuance to a non-employee director of shares of Common Stock pursuant to the Plan, such non-employee director must make representations satisfactory to the Committee to the effect that such shares are to be held for investment purposes and not with a view to or for resale or distribution except in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and must give a written undertaking to Fortune Brands in form and substance satisfactory to the Committee that he or she will not publicly offer or sell or otherwise distribute such shares other than (i) in the manner and to the extent permitted by Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, (ii) pursuant to any other exemption from the registration provisions of the Securities Act or (iii) pursuant to an effective registration statement thereunder.

(c) Nothing contained herein shall be deemed to create the right in any non-employee director to remain a member of the Board of Directors of Fortune Brands, to be nominated for reelection or to be reelected as such or, after ceasing to be such a member, to receive any shares of Common Stock under the Plan to which he or she is not already entitled with respect to any year.

8.	Stock Adjustments

In the event of any merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the Committee may make such adjustments in (i) the aggregate number of shares of Common Stock that may be issued under the Plan as set forth in Section 7(a), (ii) the number of shares issued to a non-employee director with respect to any year as set forth in Section 4(a), and (iii) the kind of shares that may be issued under the Plan, as the Committee shall deem appropriate in the circumstances. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

9.	Amendment and Termination

(a) The Board of Directors of Fortune Brands shall have the power to amend or terminate the Plan at any time, subject to stockholder approval requirements under applicable laws; provided, however, that, to be effective, any amendment of the Plan shall comply with the requirements of the rules and regulations promulgated under Section 16(b) of the Exchange Act to the extent necessary so that the receipt of shares of Common Stock by a non-employee director under the Plan shall be exempt from such Section 16(b).

(b) Subject to any prior termination of the Plan by the Board of Directors of Fortune Brands, shares of Common Stock shall be issuable under the Plan only with respect to the calendar years 2010 through 2019 inclusive.

10. Miscellaneous

(a) Indemnification. Each person who is or has been a member of the Board of Directors of Fortune Brands will be indemnified and held harmless by Fortune Brands against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by that person in connection with or resulting from any claim, action, suit, or proceeding to which that person may be a party or in which that person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by that person in a settlement approved by Fortune Brands, or paid by that person in satisfaction of any judgment in any such action, suit, or proceeding against that person, provided he or she gives Fortune Brands an opportunity, at its own expense, to handle and defend the action, suit or proceeding before that person undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which an individual may be otherwise entitled, or any power that Fortune Brands may have to indemnify him or her or hold him or her harmless, to the fullest extent permitted under Delaware law.

(b) Gender and Number. Except where otherwise indicated by the context, any masculine term used herein will also include the feminine; the plural will include the singular and the singular will include the plural.

(c) Severability. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

(d) Requirements of Law. The issuance of payments under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals required by any governmental agencies or national securities exchanges.

(e) Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan. With respect to any payments not yet made to a non-employee director by Fortune Brands, nothing contained herein will give any rights to a non-employee director that are greater than those of a general creditor of Fortune Brands.

(f) Governing Law. The Plan will be construed in accordance with and governed by the laws of the State of Delaware, determined without regard to its conflict of law rules.

11.	Effective Date

The Plan shall be subject to and effective upon its approval by the stockholders of Fortune Brands.

FORTUNE BRANDS, INC.

2010 NON-EMPLOYEE DIRECTOR STOCK PLAN

PAYMENT ELECTION FORM

As of                      , 20    , the individual whose name appears below, who is a non-employee director of Fortune Brands, Inc. (“Fortune Brands”), executes this election (the “Payment Election Form”) with respect to fees payable to him or her described in section 5(a) of the Fortune Brands, Inc. 2010 Non-Employee Director Stock Plan (the “Plan”). Any term capitalized herein but not defined will have the meaning set forth in the Plan.

In accordance with the terms of the Plan and to the extent permitted by the Plan, the non-employee director hereby elects to receive all fees described in section 5(a) of the Plan payable to him or her, in their entirety, in the following form:

Common Stock

OR
Cash

This election will become effective three months after the date this Payment Election Form is filed with Fortune Brands. This Payment Election Form will, upon becoming effective, supersede any prior Payment Election Form filed by the non-employee director. If no Payment Election Form is filed by the non-employee director, or if a Payment Election Form is internally inconsistent or conflicts with a concurrent Payment Election Form, payment under the Plan will be made to the non-employee director in cash, except as otherwise specified in the Plan.

IN WITNESS WHEREOF, the non-employee director has duly executed this Payment Election Form as of the date first written above.

Non-Employee Director’s Signature

Non-Employee Director’s Name (please print)

520 LAKE COOK ROAD DEERFIELD, IL 60015-5611	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Fortune Brands, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Fortune Brands, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M19179-Z51573-P88297 KEEP THIS PORTION FOR YOUR RECORDS.
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY.

FORTUNE BRANDS, INC.
The Board of Directors recommends you vote
FOR the following proposals:
Item 1 - Election of Directors - Nominees to Class I:		For	Against	Abstain

1a. Anne M. Tatlock		☐	☐	☐

1b. Norman H. Wesley		☐	☐	☐

1c. Peter M. Wilson		☐	☐	☐
							For	Against	Abstain

Item 2 - Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2010.							☐	☐	☐

Item 3 - Approval of amendments to the Company’s Restated Certificate of Incorporation to eliminate supermajority voting requirements.							☐	☐	☐

Item 4 - Approval of the Fortune Brands, Inc. 2010 Non-Employee Director Stock Plan.							☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:

Item 5 - If presented, a shareholder proposal entitled “Special Shareowner Meetings.”							☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Note: Please sign as your name appears on the Proxy. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in full partnership name by authorized person.

Please Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 27, 2010

The Westin Chicago North Shore

601 N. Milwaukee Avenue

Wheeling, Illinois 60090

Receive Future Proxy Materials Electronically

Help Fortune Brands make a difference by eliminating paper proxy mailings to your home or business. With your consent we can stop sending paper copies of Proxy Statements, Annual Reports and related materials to you and you can conveniently view them on-line. To participate, go to www.icsdelivery.com/fo and follow the prompts.

Reminder

You may vote by telephone or over the Internet. Voting electronically is quick, easy and also saves the company money. Just follow the instructions on your Proxy Card.

If you vote these shares on the Internet or by phone, you do not need to mail back the Proxy Card. YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report with Form 10-K and Annual Review are available at www.proxyvote.com.

M19180-Z51573-P88297

PROXY
The Board of Directors solicits this proxy for use at the Annual Meeting on Tuesday, April 27, 2010.

The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy card appoint B. A. CARBONARI, C. P. OMTVEDT, and M. A. ROCHE (and any other person chosen by Messrs. Carbonari, Omtvedt or Roche) proxies, to vote all shares of Fortune Brands’ common stock and preferred stock which the stockholder(s) would be entitled to vote on at the Annual Meeting of Stockholders to be held on April 27, 2010 at The Westin Chicago North Shore, 601 N. Milwaukee Avenue, Wheeling, Illinois at 1:30 p.m. (C.D.T.), on Items 1, 2, 3, 4 and 5 referred to on the reverse side and described in the Proxy Statement, and on any other matters which may properly come before the meeting, with all powers the stockholder(s) would possess if personally present. A majority of the proxies (or, if only one, then that one) or their substitutes acting at the meeting may exercise all powers conferred.

This proxy when properly executed will be voted in the manner directed by the stockholder. Unless the stockholder(s) indicate(s) otherwise, the proxies will vote FOR the election of the nominees to the Board of Directors (Item 1), FOR Items 2, 3 and 4 and AGAINST Item 5.

If you participate in the Fortune Brands Stock Fund under a retirement savings trust, your signature on the reverse side will be a direction to the trustee to vote as instructed.
FORTUNE BRANDS, INC. 520 LAKE COOK ROAD DEERFIELD, IL 60015-5611

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued And To Be Signed On Other Side.)
PLEASE EXECUTE AND RETURN YOUR PROXY PROMPTLY